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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                             Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Markel Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(2)	Form, Schedule or Registration Statement No.:

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Notice of Annual Meeting of Shareholders

To the Shareholders of Markel Corporation:

Notice is hereby given that the 2012 Annual Meeting of Shareholders of Markel Corporation (the “Company”) will be held at Richmond CenterStage, 600 East Grace Street, Richmond, Virginia, on Monday, May 14, 2012, starting at 4:30 p.m.

The purposes for which the meeting is being held are:

1. To elect a Board of Directors consisting of ten persons to serve until the next annual meeting of shareholders;

2. To ratify the selection of KPMG LLP by the Audit Committee of the Board of Directors as the Company’s independent registered public accounting firm for the year ending December 31, 2012;

3. To consider adoption of the Company’s 2012 Equity Incentive Compensation Plan; and

4. To transact such other business as may properly come before the meeting.

This year, we are again taking advantage of the Securities and Exchange Commission (“SEC”) rule allowing shareholders to receive proxy materials over the Internet. We have mailed to most beneficial owners of our shares a notice of availability of proxy materials. Registered owners of our shares, owners of our shares through Company benefit plans and other shareholders who have requested paper copies of materials are receiving a copy of proxy materials by mail. In any case, it is important that your shares be represented and voted. Whether or not you expect to attend the meeting in person, you are requested to promptly vote and submit your proxy by phone, via the Internet, or, if you have received a printed copy of these proxy materials by mail, by signing, dating, and returning your proxy card in the envelope provided, on which no postage is needed if mailed in the United States.

A copy of the Company’s Annual Report to Shareholders for the year ended December 31, 2011 is being mailed with this Notice and the Proxy Statement to shareholders receiving paper copies.

You are cordially invited to attend the meeting. Directions to attend the meeting may be obtained by writing Bruce Kay, Investor Relations, at 4521 Highwoods Parkway, Glen Allen, Virginia, 23060, or by calling (800) 446-6671.

By Order of the Board of Directors

D. Michael Jones

Secretary

March 16, 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2012 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 14, 2012

The Company’s Proxy Statement for the 2012 Annual Meeting of Shareholders and the Company’s Annual Report to Shareholders and Annual Report on Form 10-K for the fiscal year ended December 31, 2011 are available at www.markelcorp.com/proxymaterials.

4521 Highwoods Parkway

Glen Allen, Virginia 23060

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 14, 2012

The accompanying proxy is solicited by the Board of Directors of Markel Corporation for use at the Annual Meeting of Shareholders of the Company to be held May 14, 2012, or any adjournments of the meeting, for the purposes set forth in this Proxy Statement and the attached Notice of Annual Meeting of Shareholders. A Notice of Internet Availability of Proxy Materials (the “E-Proxy Notice”), containing instructions on how to access this Proxy Statement and our Annual Report online, was mailed to some of the Company’s shareholders on or about March 16, 2012. On that date, we also began mailing a full set of proxy materials to other shareholders, including those shareholders who had previously requested paper copies of our proxy materials.

If you received the E-Proxy Notice by mail, you will not automatically receive a printed copy of the proxy materials or the Annual Report to Shareholders. Instead, the E-Proxy Notice instructs you how you may access and review all of the important information contained in the proxy materials, including the Company’s Annual Report to Shareholders. The E-Proxy Notice also instructs you how you may submit your proxy. If you would like to receive a printed copy of our proxy materials, including our Annual Report to Shareholders, you should follow the instructions for requesting such materials included in the E-Proxy Notice.

Record Date

The Board of Directors has fixed the close of business on March 8, 2012, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournments. Each holder of record of the Company’s Common Stock, no par value (the “Common Stock”), on the record date will be entitled to one vote for each share registered in his or her name with respect to each matter properly brought before the meeting. As of the close of business on the record date, 9,652,714 shares of Common Stock were outstanding and entitled to vote at the meeting. A majority of the outstanding shares on the record date constitutes a quorum for the meeting. Abstentions and broker non-votes are counted in determining a quorum.

Solicitation

If sufficient proxies are not returned in response to this solicitation, supplementary solicitations may also be made by mail, telephone, electronic communication or personal interview by directors, officers and employees of the Company, none of whom will receive additional compensation for these services. The Company may retain an outside proxy solicitation firm to assist in the solicitation of proxies, but at this time does not have plans to do so. Costs of solicitation of proxies will be borne by the Company, which will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in forwarding proxy materials to the beneficial owners of shares held by them.

Proxies

The shares represented by all properly executed proxies received by the Secretary of the Company will be voted as set forth in the proxy. Any proxy may be revoked at any time before the shares to which it relates are voted, either by written notice (which may be in the form of a substitute proxy bearing a later date delivered to the secretary of the meeting) or by attending the meeting and voting in person.

Votes Required

Directors will be elected by a majority of the votes cast, unless the election is contested. A majority of votes cast means that the number of shares voted for a director exceeds the number of votes cast against the director. In a contested election, where the number of nominees for director exceeds the number of directors to be elected, directors are elected by a plurality of the votes cast. Because there are ten seats on our Board of Directors, if there are more than ten persons properly nominated for election, the ten nominees receiving the most votes will be elected. All of the other items on the agenda require the majority of the votes cast in order to be approved. Broker discretionary voting is permitted only for the proposed ratification of the selection of the Company’s independent public registered accounting firm. Broker non-votes or abstentions will not be counted as a vote in favor or against any of the items presented.

ELECTION OF DIRECTORS

Nominees

A board of ten directors will be elected at the meeting to serve until the next annual meeting of shareholders and the election and qualification of their successors. The Company’s Board of Directors currently consists of ten directors. All of the directors were elected by the shareholders at the 2011 Annual Meeting. All Board members attended the 2011 Annual Meeting, and all are expected to attend the 2012 Annual Meeting, absent unusual circumstances.

Each of the nominees has consented to being named as a nominee in this Proxy Statement, has agreed to serve if elected, and has furnished to the Company the information set forth in the following table.

The Board of Directors recommends a vote FOR the election of the ten nominees named below. It is expected that each of the nominees will be able to serve, but if any nominee is unable to serve for any reason (which is not now anticipated), the Board of Directors will name a substitute nominee, and the proxies will vote for that person.

The Board of Directors believes that each nominee possesses integrity; leadership and policy making experience; the communication and interpersonal skills necessary to function effectively as a member of a decision-making body; and the ability to act in the best interests of the shareholders in order to serve the Company. In addition, the nominees collectively bring to the Board a combination of business and financial expertise, government or community service, and diversity of experience and of background to equip the Board to deal with the range of issues it must address.

Name, Age, Positions with the Company or Principal Occupation For Past Five Years, and Other Information	Director Since

ALAN I. KIRSHNER, 76

Chairman of the Board of Directors and Chief Executive Officer since September 1986. Mr. Kirshner has been with the Company since 1960 and has been its Chairman of the Board and Chief Executive Officer since it became a public company in 1986. Mr. Kirshner, Anthony Markel and Steven Markel have functioned collectively as the senior leadership team over that period as the Company has grown from approximately $60 million in total assets to over $11.5 billion. Mr. Kirshner brings to the Board extensive executive management experience and in-depth knowledge of the Company and its operations.

1978

ANTHONY F. MARKEL, 70

Vice Chairman since May 2008; President and Chief Operating Officer March 1992-April 2008. Director, Hilb, Rogal & Hobbs Company, 1998-2008. Mr. Markel has been employed by the Company since 1964 and has been a member of its senior leadership team since it went public, with a focus on operations. He has held numerous leadership positions in the insurance industry (most recently as a member of the Board of Governors of the Property Casualty Insurance Association of America from 2002 to 2009) and has served as a director of Hilb, Rogal & Hobbs Company, another public company involved in the insurance business, before its acquisition by Willis Group Holdings PLC. Mr. Markel provides an exceptional breadth of industry-relevant experience to the Board and its deliberations.

1978

Name, Age, Positions with the Company or Principal Occupation For Past Five Years, and Other Information	Director Since

STEVEN A. MARKEL, 63

Vice Chairman since March 1992. Director, Union First Market Bankshares Corporation; Director, S&K Famous Brands, Inc., 1996-2009. Mr. Markel has been employed by the Company since 1975 and has been a member of its senior leadership team since it went public, with a focus on finance and investments. He has also served as a director of other public companies (Union First Market Bankshares Corporation and S&K Famous Brands). Mr. Markel’s knowledge of the Company’s financial operations and of the investment environment in which the Company operates contributes to the Board’s oversight and understanding of the Company’s financial position.

1978

J. ALFRED BROADDUS, JR., 72

Private Investor; President, Federal Reserve Bank of Richmond, 1993-2004. Director, Albemarle Corporation, Owens & Minor, Inc. and T. Rowe Price Group Inc. Mr. Broaddus has a Ph.D. in economics and was with the Federal Reserve Bank for over 34 years, including over a decade of service as President of the Federal Reserve Bank of Richmond. Since his retirement, he has served as a director of three other public companies. His insights on the economy are useful to the Board in its oversight of the Company’s investment portfolio, and his work at other companies provides additional experience and perspective on corporate governance matters.

2004

DOUGLAS C. EBY, 52

Private Investor; Chairman and Chief Executive Officer, Realty Finance Corporation, May 2010-June 2011; Chairman and Chief Executive Officer, TimePartners LLC, an investment advisory firm, November 2006-March 2009; President, Torray LLC, an independent money management firm, 1992-October 2007. Director, Realty Finance Corporation, 2005-2011 and Director, Level 3 Communications, Inc., 2007-2011. Mr. Eby has over 20 years of experience in the securities business, with a focus on investment management and investment advisory services. His experience provides useful perspectives for the Board in its oversight of investment strategy and industry knowledge to assist the Board in comparing the Company’s investment approach and management practices to those of other companies in the financial services industry.

2001

STEWART M. KASEN, 72

Retired; President and Chief Executive Officer, S&K Famous Brands, Inc., a clothing retailer headquartered in Richmond, Virginia, April 2002-May 2007. Director, Gordmans Stores, Inc. and Retail Holdings NV. In February 2009, almost two years after Mr. Kasen’s retirement, S&K Famous Brands, Inc. filed a petition for voluntary relief under Chapter 11 of the U.S. Bankruptcy Code. Director, Lenox Group, Inc., 2000-2009 (Chairman of the Board, 2007-2009); Director, K2, Inc., 1997-2006. In November 2008, Lenox Group, Inc. filed a petition for voluntary relief under Chapter 11 of the U.S. Bankruptcy Code. Mr. Kasen has over 40 years of experience in retailing, having served as chief executive officer of four retail companies before his retirement in 2007. He has been a member of the Board since the Company initially went public and has participated in the oversight of the growth of the Company’s operations during that period. He has both long experience with the Company and an extensive management and retailing background to assist in overseeing the Company’s operations and strategy.

1987

LEMUEL E. LEWIS, 65

Retired; Executive Vice President and Chief Financial Officer, Landmark Communications, Inc., a privately held media company, January 2000-July 2006. Director, Owens & Minor, Inc. and Dollar Tree Stores, Inc. Mr. Lewis’ business career was primarily spent in the media business, where he had both operational and financial responsibilities and he brings insights from both areas of experience to Board deliberations. He has also served as chairman of the board and a member of the audit committee of the Federal Reserve Bank of Richmond and as a director of two other public companies.

2007

Name, Age, Positions with the Company or Principal Occupation For Past Five Years, and Other Information	Director Since
DARRELL D. MARTIN, 63 Retired; Executive Vice President May 2005-September 2009; Chief Financial Officer 1988-2005; Director, 1991-2004. Mr. Martin is a former partner at KPMG, in addition to his long service as the Company’s Chief Financial Officer and as a Director. He acted in an advisory and consulting role for the Company after he stepped down as Chief Financial Officer, and now serves solely as a Board member. He brings financial and accounting expertise to the Board, in addition to his in-depth knowledge of the Company’s operations.	2009

JAY M. WEINBERG, 79

Retired Chairman Emeritus, Hirschler Fleischer, a professional corporation, attorneys-at-law; member of firm 1959-2009. Director, First Capital Bancorp, Inc., 1998-2010. Before his retirement in December 2009, Mr. Weinberg practiced law for over 50 years and, as president of his law firm for fifteen years, actively supervised the business and financial management of the firm. He has served on the audit committees of other public and private companies. His background as a lawyer, manager and business advisor provides extensive experience from which to draw as a member of the Board.

2003

DEBORA J. WILSON, 54 Retired; President and Chief Executive Officer of The Weather Channel June 2004-March 2009. Director, ARRIS Group, Inc. and InterNap Network Services Corporation. Ms. Wilson has 30 years of business experience, most recently as chief executive officer of The Weather Channel, which she helped build into a well known and successful multi-media company. In addition to her management background, she has extensive marketing experience which provides a useful perspective as the Board evaluates the Company’s growth plans and strategies.	2009

Family Relationships

Anthony F. Markel and Steven A. Markel are first cousins.

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

KPMG LLP has been selected by the Audit Committee of the Board of Directors as the independent registered public accountants of the Company for the current fiscal year, subject to ratification by the shareholders. Representatives of KPMG LLP are expected to be present at the 2012 Annual Meeting, will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from shareholders. If the shareholders do not ratify the selection of KPMG LLP, the selection of another firm will be considered by the Audit Committee.

The Board of Directors recommends a vote FOR ratification of the selection of KPMG LLP as the Company’s independent registered public accountants for the current fiscal year.

Total Payments

Total payments by the Company to KPMG LLP for 2011 and 2010 were $4,272,195 and $3,285,881, respectively. Further details are set forth below.

Audit Fees

The aggregate fees billed to the Company by KPMG LLP for audit services for 2011 and 2010 were $3,450,776 and $3,175,422, respectively.

Audit-Related Fees

The aggregate fees billed to the Company by KPMG LLP for audit-related services for 2011 and 2010 and not otherwise reported in the preceding paragraph, primarily for employee benefit plan and subsidiary audits, were $308,370 and $66,833, respectively.

Tax Fees

The aggregate fees billed to the Company by KPMG LLP for tax services for 2011 and 2010 were $284,029 and $1,131, respectively, primarily for tax planning.

All Other Fees

The aggregate fees billed to the Company by KPMG LLP for all other services for 2011 and 2010, primarily for due diligence services and actuarial certifications and services, were $229,020 and $42,495, respectively.

Pre-approval of Services

The Audit Committee pre-approves all audit services and permitted non-audit services to be performed by KPMG LLP. The Audit Committee has delegated authority for pre-approval between meetings to one or more of its members, provided any decision to grant pre-approval is presented to the full committee at its next scheduled meeting.

APPROVAL OF THE 2012 EQUITY INCENTIVE COMPENSATION PLAN

The Company has provided equity incentives to increase shareholder value and to attract, motivate, and retain the highest qualified employees and non-employee directors under the Company’s Omnibus Incentive Plan, which was adopted in 2003. The Omnibus Incentive Plan is scheduled to expire on March 5, 2013. The Board of Directors proposes to replace the Omnibus Incentive Plan with the 2012 Equity Incentive Compensation Plan (“Plan”), which would give the Board of Directors the continued ability to provide incentives through issuance of cash, stock, restricted stock, and other stock-based awards. As of the effective date of the Plan (April 1, 2012), no further awards may be granted under the Omnibus Incentive Plan, but any existing awards under the Omnibus Incentive Plan will continue in effect in accordance with their terms and the provisions of the Omnibus Incentive Plan.

The following summary of the material aspects of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is set forth as Appendix A to this proxy statement. Unless otherwise specified, capitalized terms used in this discussion have the meanings assigned to them in the Plan.

General

The Plan provides for grants or awards of Restricted Stock, Restricted Stock Units, Performance Grants, and Other Stock Awards (collectively, “Incentive Awards”). The Plan does not authorize grants of stock options or stock appreciation rights. Present and future employees of the Company and its subsidiaries and the Company’s outside directors are eligible to receive Incentive Awards under the Plan.

Stock Subject to Plan; Adjustments

The Board has reserved a total of 150,000 shares of Common Stock for use under the Plan. Shares necessary to satisfy awards under the Plan may be newly issued shares or shares acquired in open market or private transactions. If an Incentive Award expires, terminates without a delivery of shares (e.g., the award is settled in cash) or results in the forfeiture of shares back to the Company, the shares subject to such award will become available for further awards under the Plan. Shares exchanged by a Participant or retained by the Company in payment of withholding taxes will also be available for future Incentive Awards under the Plan.

Shares issued under the Plan through the settlement, assumption, or substitution of outstanding awards or obligations to grant future awards as a condition of acquiring another entity will not reduce the maximum number of shares available under the Plan. In addition, the number of shares subject to the Plan (and the number of shares and terms of any Incentive Award) may be adjusted if there is any change in the outstanding Common Stock by reason of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

Limitations on Incentive Awards

No more than 50,000 shares of Common Stock may be allocated to Incentive Awards granted or awarded to any individual Participant during any 36-month period.

The maximum cash payment that can be made for all Incentive Awards granted to any one individual under the Plan will be $2,000,000 times the number of 12-month periods in any performance cycle for any single or combined performance goals. Any amount that is deferred by a Participant is subject to this limit in the year in which the deferral is made but not in any later year in which payment is made.

Administration

The Compensation Committee of the Board of Directors, or a subcommittee of the Compensation Committee (the “Committee”), administers the Plan with respect to Incentive Awards to employees; and the

Outside Directors of the Board administer the Plan with respect to Outside Directors. Each member of the Committee or its subcommittee, which must have at least two members, must meet the standards of independence necessary to be classified as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code (the “Code”) and a non-employee director for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Subject to the terms of the Plan, the Committee will have authority to determine the terms of Incentive Awards for employees and the Outside Directors will have authority to determine the terms of Incentive Awards for Outside Directors.

Restricted Stock Awards

The Plan authorizes the grant of Restricted Stock awards on terms and conditions established by the Committee or the Outside Directors, as applicable (the “Applicable Administrator”), which may include performance conditions. The terms and conditions will include the designation of a Restriction Period during which the shares are not transferable and are subject to forfeiture. The minimum time-based vesting period for Restricted Stock and Restricted Stock Units is twelve consecutive months. For Restricted Stock and Restricted Stock Units that are subject to the attainment of performance goals, the minimum performance period is twelve consecutive months. Vesting may be accelerated upon death, Disability, Early Retirement, Retirement or a Change in Control.

Restricted Stock Units

Restricted Stock Units may be granted on the terms and conditions established by the Applicable Administrator including conditioning the lapse of restrictions on the achievement of one or more performance standards. No shares are issued at the time of grant of Restricted Stock Units. Rather, upon lapse of the restrictions, a Restricted Stock Unit entitles a Participant to receive a share of Common Stock or a cash amount equal to the fair market value of a share of Common Stock on the date the restrictions lapse.

Performance Grants

The Applicable Administrator may make Performance Grants to any Participant other than Outside Directors. Each Performance Grant will contain performance goals for the award established by the Committee, including the performance criteria to be used, the target and maximum amounts payable, and other terms and conditions. In the case of a Participant whom the Committee determines is or may become a “covered employee” within the meaning of Section 162(m) of the Code during the period of a Performance Grant, performance criteria will consist of one or more of the following as determined by the Committee: underwriting loss ratio; underwriting combined ratio; expense ratio; book value; investment return; return on invested capital (ROIC); free cash flow; value added (ROIC less cost of capital multiplied by capital); total shareholder return; economic value added (net operating profit after tax less cost of capital); operating ratio; cost reduction (or limits on cost increases); debt to capitalization; debt to equity; earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share (including or excluding nonrecurring items); earnings per share before extraordinary items; income from operations (including or excluding nonrecurring items); income from operations compared to capital spending; net income (including or excluding nonrecurring items, extraordinary items and/or the accumulative effect of accounting changes); net sales; price per share of Common Stock; return on assets; return on capital employed; return on equity; return on investment; return on sales; and sales volume. For a Participant who is not a covered employee, a performance goal may relate to subjective performance factors established by the Committee. Each Performance Grant to a covered employee will be granted and administered to comply with the requirements of Section 162(m) of the Code.

The Committee will make all determinations regarding the achievement of performance goals. The performance goals for any Performance Grant made to a covered employee may be increased, but not decreased, by the Committee during the related performance period. Actual payments to a Participant under a Performance Grant will be calculated by applying the achievement of the performance criteria or factors to the performance goal. Performance Grants will be payable in cash, shares of Common Stock or a combination of cash and shares of Common Stock. The Committee may not increase the amount payable upon achievement of the performance goals but may reduce or eliminate such payments except as otherwise provided in the terms of the Performance Grant.

Other Stock Awards

The Plan authorizes the making of Other Stock Awards under which the Participant will become entitled to receive shares of Common Stock upon the satisfaction of the terms and conditions of the award. The Applicable Administrator will establish the number of shares of Common Stock to be awarded and the terms and conditions applicable to each Other Stock Award, including any performance restrictions.

Change in Control

Unless otherwise provided in an Incentive Award, if, within twelve months after a Change in Control, a Participant is involuntarily terminated without Cause or terminates employment for Good Reason, or upon the occurrence of a Change in Control resulting in a complete liquidation or dissolution of the Company, (i) all restrictions on Restricted Stock will lapse, (ii) all Restricted Stock Units will be deemed fully vested, and (iii) all Performance Grants and Other Stock Awards will be deemed to be fully earned and vested, and each will be immediately issued or paid as the case may be; provided, that the level of attainment with respect to the Performance Awards will be based on the actual performance achieved through the date of the Change of Control.

Duration, Amendment and Termination

Unless sooner terminated by the Board of Directors, the Plan will terminate on March 31, 2022. No Incentive Awards may be made under the Plan after its termination.

The Board may amend the Plan as it deems advisable, except that no change may be made that increases the total number of shares of Common Stock reserved for issuance under Incentive Awards unless such change is authorized by the Company’s shareholders (except as described above under “Stock Subject to Plan; Adjustments”). A termination or amendment of the Plan will not, without the consent of the Participant, adversely affect a Participant’s rights under an Incentive Award previously granted.

Restrictions on Transfer; Deferral

Except as otherwise provided in the Incentive Award, Incentive Awards may not be transferred except by will or by the laws of descent and distribution. The Committee may permit Participants to elect to defer the issuance of Common Stock or the settlement of awards in cash under the Plan.

U.S. Federal Income Tax Treatment of Awards under the Plan

An employee will not incur federal income tax liabilities when granted any Incentive Award under the Plan, unless the employee makes an election under Section 83(b) of the Code for a Restricted Stock grant. Unless the employee has made a Section 83(b) election, upon lapse of restrictions on Restricted Stock or upon the issuance of stock under a Restricted Stock Unit or a Performance Grant, the employee will have ordinary income equal to the fair market value of the Common Stock received.

The Company usually will be entitled to a business expense deduction at the time and in the amount that the recipient of an award recognizes ordinary income. A participant must pay or make arrangements with the Company for a sufficient amount to cover withholding of any federal, state or local taxes required by law. The Committee may permit shares to be used to satisfy required tax withholding, valued at the fair market value as of the settlement date of the applicable award.

New Plan Benefits

Benefits under the Plan for 2012 are not determinable at this time. It is, however, anticipated that directors will receive Restricted Stock comparable to that described under “Corporate Governance—Compensation of Non-employee Directors” and that executive officers will be eligible for benefits comparable to those described under “Compensation Discussion and Analysis—Incentive Compensation—Omnibus Incentive Plan.” For 2011, all executive officers as a group received 3,184 Restricted Stock Units under the Omnibus Incentive Plan and all employees other than executive officers received 6,018 Restricted Stock Units. As was the case with the Omnibus Incentive Plan, it is anticipated that Mr. Kirshner, Anthony F. Markel and Steven A. Markel will not participate in the Plan.

The Board of Directors recommends a vote FOR this proposal.

PRINCIPAL SHAREHOLDERS

The following table and footnotes set forth information with respect to beneficial ownership of equity securities of the Company as of February 15, 2012, except as otherwise noted, by (i) each director; (ii) each executive officer named in the Summary Compensation Table; (iii) each person known to the Company to be the beneficial owner of more than 5% of its outstanding Common Stock; and (iv) all directors and executive officers of the Company as a group (16 persons). For purposes of this table, “beneficial ownership” includes, as required by applicable regulations, shares over which a person has, or shares, voting or investment power. Except as otherwise indicated, each of the persons named below has sole voting and investment power with respect to the shares of Common Stock beneficially owned by that person.

AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

Name	Direct Ownership[a]	Other Ownership		Total Beneficial Ownership	Percent	Restricted Stock Units[b]
Alan I. Kirshner	25,192	261	[c]	25,453	*	—
Anthony F. Markel	77,252	42,482	[d]	119,734	1.24%	—
Steven A. Markel	118,289	203,504	[e]	321,793	3.34%	—
F. Michael Crowley	2,980	—		2,980	*	3,897
Thomas S. Gayner	24,238	2,447	[f]	26,685	*	9,679	[g]
Richard R. Whitt, III	5,863	—		5,863	*	4,659
Anne G. Waleski	2,079	—		2,079	*	1,532
J. Alfred Broaddus, Jr.	1,361	—		1,361	*
Douglas C. Eby	224	—		224	*
Stewart M. Kasen	2,920	3,028	[c]	5,948	*
Lemuel E. Lewis	2,817	—		2,817	*
Darrell D. Martin	12,775	10,562	[h]	23,337	*
Jay M. Weinberg	3,563	—		3,563	*
Debora J. Wilson	960	—		960	*
All directors and executive officers as a group	296,816	262,996	[i]	559,812	5.82%	26,055
Eaton Vance Management, 2 International Place, Boston, MA 02110[j]	589,596	—		589,596	6.13%
Southeastern Asset Management, Inc., 6410 Poplar Ave., Suite 900, Memphis, TN 38119[k]	234,735	423,415		658,150	6.80%
Sprucegrove Investment Management Ltd. Craig Merrigan 181 University Avenue, Suite 1300, Toronto, Ontario, Canada M5H 3M7[l]	301,883	195,380		497,263	5.16%

*	Less than 1% of class.
[a]

Includes the following shares subject to pledges: (i) 24,470 shares that are pledged by Mr. Kirshner as collateral for loans; (ii) 74,175 shares pledged by Anthony F. Markel as collateral for loans; (iii) 87,000 shares pledged by Steven A. Markel as collateral for loans; (iv) 17,872 shares held by Mr. Gayner in a brokerage margin account with respect to which there are currently no outstanding loans; and (v) 252 shares held by Mr. Whitt in a brokerage margin account with respect to which there are currently no outstanding loans, and 2,814 shares pledged by Mr. Whitt as collateral for loans.

[b]

Restricted Stock Units represent the right to receive unrestricted shares of Common Stock upon the lapse of restrictions, at which point the holders will have sole investment and voting power. Restricted stock units that will not vest within 60 days of the date of the table are not considered beneficially owned for purposes of the table and are therefore not included in the Total Beneficial Ownership column because the holders are not entitled to voting rights or investment control until the restrictions lapse.

[c]	Owned by spouse as to which beneficial ownership is disclaimed.
[d]

Includes 21,677 shares held in Grantor Retained Annuity Trusts for which Anthony F. Markel is trustee and partial beneficiary; 2,443 shares held in trusts for his children for which Mr. Markel is trustee and partial beneficiary; and 6,220 shares held as trustee for the benefit of Mr. Markel and his children. Mr. Markel disclaims beneficial ownership of these shares except with respect to his interests in the trusts. Includes 8,177 shares held as trustee for the benefit of Mr. Markel’s children as to which he disclaims beneficial ownership. Includes 3,965 shares held as trustee in a charitable lead unitrust for the partial benefit of his children, as to which he also disclaims beneficial ownership.

[e]

Includes 58,058 shares held in Grantor Retained Annuity Trusts for which Steven A. Markel is trustee and partial beneficiary and 3,875 shares held as trustee and partial beneficiary of a testamentary trust, as to both of which he disclaims beneficial ownership except with respect to his interest in the trusts. Includes 81,726 shares held as co-trustee for the benefit of the Lewis C. Markel Residuary Trust, 21,000 shares held as co-trustee for the benefit of Mr. Kirshner’s children, and 23,845 shares held as co-trustee for the benefit of Anthony F. Markel’s children, as to all of which shares Mr. Markel disclaims beneficial ownership. Includes 15,000 shares held by Mr. Markel’s spouse, as to which he disclaims beneficial ownership.

[f]	Includes 447 shares held as trustee for the benefit of, and 2,000 shares held by, Mr. Gayner’s wife as to all of which shares Mr. Gayner disclaims beneficial ownership.
[g]	Of the number shown, 4,779 Restricted Stock Units have vested, but receipt of the shares has been deferred.
[h]

Includes 3,662 shares held in a Grantor Retained Annuity Trust for which Mr. Martin is trustee and partial beneficiary. Mr. Martin disclaims beneficial ownership of these shares except with respect to his interests in the trust. Includes 6,900 shares held by Mr. Martin’s wife, as to which he disclaims beneficial ownership.

[i]	Includes 712 shares held by the spouse of an officer not named in the table, as to which beneficial ownership is disclaimed.
[j]	Based on a Schedule 13G dated January 10, 2012. Eaton Vance Management reports that it has sole voting power and sole dispositive power with respect to all 589,596 shares.
[k]

Based on a Schedule 13G dated February 6, 2012. Of the total shares, Southeastern Asset Management, Inc. reports that it has sole voting power with respect to 234,735 shares, shared voting power with respect to 351,642 shares, no voting power with respect to 71,773 shares, sole dispositive power with respect to 306,508 shares and shared dispositive power with respect to 351,642 shares.

[l]

Based on a Schedule 13G dated February 9, 2012. Of the total shares, Craig Merrigan has sole voting and sole dispositive power with respect to 650 shares, and Sprucegrove Investment Management Ltd. has sole voting power with respect to 301,233 shares, shared or no voting power with respect to 195,380 shares and sole dispositive power with respect to 496,613 shares.

CORPORATE GOVERNANCE

Committees of the Board of Directors; Director Independence

The Board of Directors has adopted Corporate Governance Guidelines and written charters for the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee. Current copies of the Guidelines and the written charters for each of these committees are available to security holders on the Company’s website, www.markelcorp.com.

The Board of Directors held four meetings in 2011. Each director attended at least 75% of the meetings of the Board and all committees on which he or she served during 2011.

The following table reflects the current membership and the chair of the Audit, Compensation and Nominating/Corporate Governance Committees.

	Audit	Compensation	Nominating/Corporate Governance
J. Alfred Broaddus, Jr.	Member	Member	Chair
Douglas C. Eby		Chair	Member
Stewart M. Kasen	Chair		Member
Lemuel E. Lewis	Member	Member	Member
Jay M. Weinberg	Member	Member	Member
Debora J. Wilson	Member	Member	Member

The Board has determined that Messrs. Broaddus, Eby, Kasen, Lewis, and Weinberg and Ms. Wilson are each “independent” of management under applicable New York Stock Exchange (“NYSE”) rules and categorical standards for determining independence adopted by the Nominating/Corporate Governance Committee. The Board has also determined that each member of the Audit, Compensation and Nominating/Corporate Governance Committees meets applicable NYSE independence standards for service on those committees.

Under the categorical standards adopted by the Nominating/Corporate Governance Committee, a director is considered independent without further Board determination if the director meets NYSE standards, unless:

•

The director or a member of his or her immediate family is or has been an employee of the Company within the past three years. Employment as an interim Chairman or Chief Executive Officer does not disqualify a director from being independent following that employment.

•

The director or a member of his or her immediate family has received, in any 12 month period within the past three years, more than $120,000 in direct compensation from the Company other than director and committee fees and pension or other forms of deferred compensation.

•

The director is a current partner or employee of a firm that is the company’s internal or external auditor; the director has an immediate family member who is a current partner of such a firm; the director has an immediate family member who is a current employee of such a firm and personally works on the listed company’s audit; or the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the listed company’s audit within that time.

•

The director or a member of his or her immediate family is, or within the past three years has been, employed as an executive officer of another company where any of the Company’s present executive officers serve or served at the same time on that company’s compensation committee.

•

The director is an employee, or a member of his or her immediate family is an executive officer, of a company that made payments to or received payments from the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues.

•

The director is a director or trustee, or the director or a member of his or her immediate family is an executive officer, of a tax exempt organization which in any single fiscal year receives contributions from the Company in an amount greater than $1,000,000.

•	The director or a member of his or her immediate family receives discounted goods or services from the Company if the value of such discount exceeds $10,000 in any single fiscal year.

For these purposes, “immediate family” means a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares the person’s home.

Board Leadership Structure and Risk Oversight

Mr. Kirshner serves as Chairman of the Board and Chief Executive Officer of the Company, and has held both positions since the Company became a public company in 1986. The Board believes that this leadership structure has served, and continues to serve, the Company well, particularly given the emphasis that Mr. Kirshner has placed on open communication between management and the Board and the open access that independent directors have to other members of management. Over the longer term, the Board has no policy with respect to the separation of the offices of Chairman and Chief Executive Officer, believing that this issue will be part of the succession planning process in the future.

In May 2011, the Board adopted changes to the Company’s Corporate Governance Guidelines to provide for the designation of a Lead Director by the non-management directors, and Mr. Kasen was appointed as the Lead Director. The Lead Director presides at meetings of the non-management directors and is responsible for communicating to the Chief Executive Officer regarding the meetings.

The Audit Committee and the Board are principally responsible for monitoring risk management by the Company. Management regularly reports to the Audit Committee and the Board on litigation risks, underwriting risks, operating risks, reserving issues, investment risks, reinsurance and catastrophe risk management. Management has also established an enterprise risk management committee which reports on its activities to the Audit Committee or the Board at least annually. In addition, management reviews with the Compensation Committee the design of the Company’s incentive compensation programs to assist in evaluating whether the programs might encourage the taking of excessive or unnecessary risks in order to earn incentive compensation. The Board believes it would follow substantially similar procedures in administering its risk oversight function regardless of its leadership structure.

Executive Sessions

The non-management directors meet in executive session without management at each scheduled Board meeting and at such other times as the non-management directors deem appropriate. At least once a year, the independent directors meet in executive session.

Communications with Directors

Any security holder or other interested party wishing to communicate with the Board of Directors as a whole, the non-management directors or an individual director should write to “Board of Directors,” “Non-Management Directors” or the individual director in care of the Company Secretary at 4521 Highwoods Parkway, Glen Allen, Virginia, 23060. Communications from security holders or other interested parties addressed in this fashion will be sent directly to the Board of Directors, the non-management directors or the individual director, as applicable.

Compensation of Non-employee Directors

The following table sets forth compensation for the Company’s current non-employee directors for 2011:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
J. Alfred Broaddus, Jr.	$40,000	$79,998	$4,900	$124,898
Douglas C. Eby	$40,000	$79,998		$119,998
Stewart M. Kasen	$55,000	$79,998	$5,000	$139,998
Lemuel E. Lewis	$40,000	$79,998	$9,544	$129,542
Darrell D. Martin	$40,000	$79,998	$2,500	$122,498
Jay M. Weinberg	$40,000	$79,998	$4,544	$124,542
Debora J. Wilson	$40,000	$79,998	$9,544	$129,542

Each non-employee director is paid an annual fee of $40,000 and reimbursement of expenses incurred in connection with attending meetings. The Lead Director, Mr. Kasen, receives an additional annual retainer of $15,000.

Non-employee directors also receive a grant of approximately $80,000 in restricted stock annually, calculated based on the fair market value of the Company’s Common Stock on the grant date. The Company matches up to $5,000 per year in charitable contributions made by each non-employee director. All Other Compensation includes the following amounts representing matching gifts: Mr. Broaddus ($4,900); Mr. Kasen ($5,000); Mr. Lewis ($5,000); Mr. Martin ($2,500); and Ms. Wilson ($5,000).

Non-employee directors are also eligible to participate, up to the total amount of fees received by the director, in the Employee Stock Purchase and Bonus Plan (the “Stock Purchase Plan”). Participating directors receive Stock Bonus Awards in accordance with the terms of that plan equal to 10% of the net increase in shares purchased under the plan in a calendar year. Each of the following directors received bonus shares under the Stock Purchase Plan during 2011 with the purchase price for the bonus shares as indicated: Mr. Lewis ($4,544); Mr. Weinberg ($4,544); and Ms. Wilson ($4,544).

Audit Committee

The purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditors’ qualifications and independence; and (iv) the performance of the independent auditors and the performance of the Company’s internal audit function. In addition, the Committee provides an avenue for communication between the internal auditors, the independent auditors, financial management and the Board.

The Board of Directors has determined that all members of the Audit Committee are “audit committee financial experts” as defined by Item 407(d) of Regulation S-K under the Exchange Act. In making this determination, the Board considered, among other things, the experience described under “Election of Directors” above and other relevant experience as summarized below:

Mr. Broaddus-As President of the Federal Reserve Bank of Richmond for eleven years, he had ultimate oversight responsibility for financial and accounting officers preparing financial reports for the bank. A Ph.D. in economics, he spent over 34 years working for the Federal Reserve Bank. He serves on the audit committees of two other publicly traded companies and has supplemented his experience with formal training in accounting issues for corporate directors.

Mr. Kasen-As Chief Executive Officer of several publicly traded companies, he has supervised the chief financial officer and/or other accounting personnel in connection with their preparation of financial statements for the companies. He also has served on the audit committee of other publicly traded companies and has had extensive experience as a private investor in reviewing and analyzing financial statements and periodic reports of numerous public and private businesses.

Mr. Lewis-He has over 30 years of business experience and served for over six years as Chief Financial Officer of Landmark Communications, Inc., a privately held media company, with responsibility for the preparation of the company’s financial statements. In addition, he serves or has served as chairman of the board of directors and of the audit committee of the Federal Reserve Bank of Richmond and as a member of the audit committee of two other publicly traded companies.

Mr. Weinberg-As President of his law firm for 15 years, he actively supervised the business and financial management of the firm. He has served on the audit committee of several companies and has over 50 years of experience as a lawyer serving numerous public and private companies. In his law practice and as a private investor, he has had extensive experience in reviewing and analyzing financial statements and periodic reports of numerous public and private businesses.

Ms. Wilson-As President and Chief Executive Officer of The Weather Channel, she supervised financial and accounting personnel in connection with their preparation of the company’s financial statements. She has also served as a member of the audit committee of two other publicly traded companies.

The Audit Committee held seven meetings during 2011.

Compensation Committee

The Compensation Committee is appointed by the Board to review and approve corporate goals relevant to compensation for executive officers; evaluate executive officer performance and, in light of that performance, approve annual and long-term compensation; administer incentive stock plans; and approve or recommend executive incentive compensation plans and equity-based plans in which executive officers and members of the Board participate. The Committee also discusses succession planning with the Chief Executive Officer and other executive officers and periodically reports its views to the full Board.

The Compensation Committee has full authority over compensation of the executive officers of the Company. The Committee’s authority is not delegated to any other person.

The Committee annually reviews and resets the compensation of the Company’s executive officers taking into account, among other factors, years of service; level of experience; individual areas of responsibility; the annual rate of inflation; the Company’s operating performance; and total compensation opportunities relative to compensation opportunities of other members of management of the Company and its subsidiaries. The Committee considers recommendations from senior management in the course of its review. Neither the Committee nor the Board has retained compensation consultants to assist it in determining the amount or form of compensation for executive officers or directors.

The Committee also reviews and assesses the compensation paid to members of the Board of Directors and recommends to the Board of Directors any changes the Committee believes are appropriate.

The Compensation Committee held five meetings and acted once by unanimous consent during 2011.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee is appointed by the Board to identify individuals qualified to become Board members; assist the Board in reviewing the independence, skills and characteristics of Board members as well as the size and composition of the Board; recommend to the Board the director nominees for the next annual meeting of shareholders; recommend to the Board nominees for each committee of the Board; and oversee the governance of the Company, including recommending to the Board the Corporate Governance Guidelines for the Company.

While the Committee has not adopted minimum criteria, it considers several qualifications when considering candidates for the Board. The Committee seeks a mix of skills and experience on the part of Board members that will maximize the Board’s effectiveness. Among attributes the Committee takes into account are integrity; leadership and policy making experience; business and financial expertise; government or community service; diversity of experience and of background; and the ability to act in the best interests of all shareholders. None of the attributes is given any particular weight in selecting a candidate. The Committee does not have a policy with respect to director diversity, but considers diversity, in its broadest sense, in selecting candidates who have a mix of experiences and backgrounds that will enhance the quality of the Board’s interactions and decisions. The Committee also seeks to have candidates with a diversity of backgrounds and experience that complement the backgrounds and experience of others on the Board. The Committee conducts an annual self-evaluation and has determined in connection with past self-evaluations that both its processes and the performance of its functions were appropriate.

Candidates should be committed to representing the long-term interests of all of the shareholders and should not have any interests which conflict with service with the Company. In addition, directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time.

The Committee will consider candidates recommended by shareholders for consideration as directors on the same basis it evaluates other candidates. Any shareholder wishing to recommend a nominee for consideration should write to the Chairman of the Nominating/Corporate Governance Committee in care of the Company Secretary at 4521 Highwoods Parkway, Glen Allen, Virginia, 23060.

The Nominating/Corporate Governance Committee held three meetings during 2011.

Code of Conduct

The Board of Directors has adopted a Code of Conduct which is applicable to all directors and associates, including executive officers. The Company has posted the Code of Conduct on its website, www.markelcorp.com. The Company intends to disclose any amendments to the Code of Conduct, as well as any waivers for directors or executive officers, by posting such information on its website.

Review of Transactions with Related Persons

Under the Company’s Code of Conduct, any potential conflict of interest that involves a director or executive officer must be approved by the Board of Directors or a designated committee. At this time, all such transactions are reviewed by the Board. In connection with the Board’s review, the Board is advised of the material facts relating to the transaction and makes a determination whether it is in the best interests of the Company to engage in the transaction.

Certain Transactions

Mr. Kirshner’s spouse, son-in-law and sister-in-law are each employed by a Company subsidiary as Executive Producer, Managing Director and Underwriting Manager, respectively. In 2011, total compensation to Mr. Kirshner’s spouse was less than $120,000. Total compensation paid to Mr. Kirshner’s son-in-law and sister-in-law in 2011 was approximately $295,000 and $120,000, respectively.

Mr. Gayner’s spouse is employed by a Company subsidiary as Chief Operating Officer. In 2011, total compensation to Mr. Gayner’s spouse was approximately $140,000.

Mr. Martin’s son is employed by a Company subsidiary as a Managing Director. Total compensation paid to Mr. Martin’s son in 2011 was approximately $214,000.

COMMITTEE REPORTS

Report of the Audit Committee

In performing its oversight role, the Audit Committee has reviewed and discussed the audited financial statements with management and KPMG LLP. The Audit Committee has also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board; has received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence; and has discussed KPMG’s independence with KPMG. The Audit Committee has considered whether the provision of non-audit services (none of which related to financial information systems design and implementation) by KPMG is compatible with maintaining independence and has discussed with KPMG its independence. Based on the review and discussions described in this Report, and subject to the limitations on its role and responsibilities described below and in its charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

The Audit Committee performs the oversight role assigned to it by the Board of Directors in its charter. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board and for attesting to the effectiveness of the Company’s internal controls. The members of the Audit Committee are not accountants or auditors and rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that the Company’s financial statements have been prepared in accordance with generally accepted accounting principles or that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States).

Members of the Audit Committee

Stewart M. Kasen, Chairman, J. Alfred Broaddus, Jr., Lemuel E. Lewis, Jay M. Weinberg and Debora J. Wilson

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis appearing in this Proxy Statement. Based upon this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Members of the Compensation Committee

Douglas C. Eby, Chairman, J. Alfred Broaddus, Jr., Lemuel E. Lewis, Jay M. Weinberg and Debora J. Wilson

COMPENSATION DISCUSSION AND ANALYSIS

The Company focuses on a business model under which the combination of underwriting profits and investment returns (including earnings from non-insurance operations) builds shareholder value over the long term. This focus is reflected in the Company’s compensation philosophy and programs. The Company’s objective is for associates, including the Company’s executive officers, to earn reasonable base salaries and benefits, but have the opportunity to earn significant performance incentives based on underwriting profitability or growth in book value per share, which takes into account both the profits earned from underwriting operations and the earnings on the Company’s investments. An additional feature is a strong emphasis on equity ownership, with the expectation that it will result in associates thinking and managing the Company’s business like owners.

The following discussion examines each of the key elements of compensation, how they are determined, and how they fit within the overall compensation structure.

Base Salary and Benefits

In general, base salary levels for executive officers are set by the Compensation Committee of the Board of Directors at the minimum levels believed to be sufficient to attract and retain qualified executives when considered with other components of the Company’s compensation structure. The Compensation Committee has not retained a compensation consultant to assist it in determining appropriate compensation levels and has not engaged in any formal benchmarking processes. The Committee has instead relied on the general knowledge, experience and good judgment of its members, both with regard to competitive compensation levels and the relative success that has been achieved by the Company, as well as information available to the members of the Committee from sources both within and outside the Company. In addition, the Committee takes into account years of service; level of experience; individual areas of responsibility; the annual rate of inflation; the Company’s operating performance; and total compensation opportunities relative to compensation opportunities of other members of management of the Company and its subsidiaries. Because of the significant incentive opportunities available to managers of the Company’s subsidiaries based on underwriting performance, the Committee also evaluates total compensation to executive officers to ensure overall fairness.

The Company’s executive officers are led by the Office of the Chairman, with Alan I. Kirshner as Chairman and Chief Executive Officer, and Anthony F. Markel and Steven A. Markel as Vice Chairmen. Reporting to them is a three-member Office of the President. Thomas S. Gayner is President and Chief Investment Officer, while F. Michael Crowley and Richard R. Whitt, III are each President and Co-Chief Operating Officer. Other executive officers are Anne G. Waleski, Chief Financial Officer; Gerard Albanese, Chief Underwriting Officer; and Britton L. Glisson, Chief Administrative Officer.

Taking into account the difficult environment the Company faced in 2011, management recommended, and the Compensation Committee concurred, that executive officers receive no salary increases during the year, with the exception of Ms. Waleski, who was promoted to Chief Financial Officer in May 2010. Her salary was increased from $290,000 to $325,000, in two steps, to reflect her growth in the role of Chief Financial Officer and to bring her compensation more in line with similarly situated officers.

The Company offers a competitive package of employee welfare benefits, in which executive officers participate on the same basis as other salaried associates. The Company’s Retirement Savings Plan is a defined contribution plan qualified under Sections 401(a) and 401(k) of the Code. Each of the executive officers participated in the plan in 2011 and received the maximum Company contribution under the plan ($22,050) for the year. There is no supplemental benefit plan for executive officers with respect to the Retirement Savings Plan or any employee welfare plan.

The Company also offers the Stock Purchase Plan to encourage stock ownership by our associates. If an associate (including an executive officer) purchases shares at fair market value under the Stock Purchase Plan, the Company pays an annual stock bonus of ten percent of the associate’s net increase in shares under the Stock Purchase Plan for the year.

Until December 31, 2004, the Company provided deferred compensation benefits to Steven A. Markel in accordance with the terms of his employment contract, which had been in effect, with some modifications, since 1986. Following the passage of Section 409A of the Code, these arrangements were frozen, and a corresponding increase was made to his base salary. No new contributions have been made since that date, although the outstanding balance accrues interest at an annual rate of 8%. The deferred compensation benefits payable under these arrangements are unfunded. Mr. Markel elected to begin receiving distributions of the deferred compensation during 2009 for personal tax and estate planning reasons. These distributions continued in 2011, and are currently scheduled to continue until 2013, at which point all deferred compensation due Mr. Markel will have been paid.

Incentive Compensation

The Company’s incentive compensation program for executive officers generally consists of two elements—cash incentive compensation paid under the Executive Bonus Plan and Restricted Stock Units issued under the Omnibus Incentive Plan. All named executive officers participate in the Executive Bonus Plan. Messrs. Crowley, Gayner and Whitt and Ms. Waleski have also received Restricted Stock Unit awards under the Omnibus Incentive Plan. Mr. Kirshner and Steven A. Markel do not participate in the Omnibus Incentive Plan at their request because of both the substantial ownership of Common Stock they already have and their belief that the benefits of Restricted Stock Unit awards to the Company and to the individuals involved were more significant in the case of other members of management. The lack of participation by these executive officers in the Omnibus Incentive Plan is not reflected in higher bonus opportunities under the Executive Bonus Plan.

Awards to executive officers under both plans have generally been subject to the achievement of pre-established performance goals. The principal performance measure used in both plans for 2011 was the same—growth in book value per share. In the case of all named executive officers except Mr. Crowley, that performance measure was the five-year average of compound growth in book value per share. For Mr. Crowley, targets were set based on growth in book value per share since January 1, 2009, as he had not previously been employed by the Company. Since the measurement period for his performance target was limited in duration, payouts for him were capped at 125% of base salary under each plan. In addition, 50% of Ms. Waleski’s incentive compensation was based on performance of personal goals associated with the completion of the transition to her role as Chief Financial Officer and associated organizational changes in the Company’s financial and accounting organization, subject to a corporate modifier based on underwriting combined ratio.

Growth in book value per share over a period of several years has been used as the primary performance goal under both plans based on a belief that consistent increases in book value will enhance the value of the Company and will, over time, benefit shareholders through higher stock prices. The five-year measurement period provides balance between line of sight for actions currently being taken and a long-term perspective in managing the Company’s operations. In addition, using a longer-term measurement period does not encourage the taking of excessive or unnecessary risks in order to earn incentive compensation.

Book value calculations may be modified by the Compensation Committee to reflect transactions not in the ordinary course which may affect book value including, but not limited to, share issuances or conversions, share repurchases, dividends or other distributions affecting book value. The principal adjustment that has been made is to eliminate the effect of share repurchases by the Company on the book value calculation.

As illustrated in the discussion below and in the tabular and other information under “Executive Compensation,” all executive officers have the potential to receive a majority of their total compensation in the form of incentive compensation. Moreover, if the Company achieves excellent performance over a multi-year period, a substantial majority (up to 80% for some officers) of their total compensation would be in the form of incentive compensation. While the Company believes it is important to provide incentive compensation at these levels, it believes it is also important to require sustained performance to achieve maximum payouts.

Executive Bonus Plan

The Executive Bonus Plan was approved by shareholders in 2005, and performance criteria under the plan were reapproved in 2010. The plan is administered by the Compensation Committee. The Compensation Committee has the power and complete discretion to select eligible employees to receive awards and to determine the type of award and its terms and conditions. Executive officers of the Company who the Compensation Committee determines have contributed or who can be expected to contribute significantly to the Company are eligible to receive awards under the plan.

The plan is designed so that payments generally will not be subject to the $1,000,000 deduction limit under Section 162(m) of the Code. Awards are subject to the achievement of pre-established performance goals and are administered to comply with the requirements of Section 162(m).

As discussed above, performance goals for 2011 primarily related to growth in book value. The Compensation Committee sets the amounts payable under each performance award. For each of the named executive officers, the scale for bonus awards currently used is set forth under “Non-Equity Incentive Plan Awards” on page 26. The executive receives the appropriate payment at the end of the performance period if the performance goals and other terms and conditions of the award are met. Awards are payable in cash. Under the terms of the plan, the aggregate maximum cash amount payable under the plan to any employee in any year cannot exceed the lesser of 250% of base salary or $2,500,000. Any performance award must be made before the 90th day of the period for which the performance award relates and before the completion of 25% of the period.

In addition, while the Executive Bonus Plan caps incentive compensation paid to any individual at the lesser of 250% of base salary or $2,500,000, the Compensation Committee reserves the right to approve supplementary bonuses above those levels in the case of compound growth in book value per share exceeding 20% or other special circumstances. The Committee has also authorized special bonus payments outside the Executive Bonus Plan, although it has done so infrequently.

Omnibus Incentive Plan

The Compensation Committee approved performance-based Restricted Stock Unit awards in March 2011 for Messrs. Crowley, Gayner and Whitt and Ms. Waleski, as well as other members of management of the Company and its subsidiaries, under the Company’s Omnibus Incentive Plan. Under the awards, Restricted Stock Units, expressed in dollars as a percentage of base salary, could be granted based on growth in book value per share. Each Restricted Stock Unit represents the right to receive one share of Common Stock. The table on page 27 under “Stock Awards” shows the potential value of Restricted Stock Unit grants under the awards, expressed as a percentage of base salary. Awards of Restricted Stock Units are generally administered as performance grants, designed so that payments will not be subject to the $1,000,000 deduction limit under Section 162(m). After a Restricted Stock Unit is granted, the Restricted Stock Unit is subject to a vesting schedule, usually cliff vesting on a five-year schedule.

Messrs. Crowley, Gayner and Whitt have the potential to earn equal amounts of incentive compensation in the form of cash and Restricted Stock Units. Paying a substantial portion of incentive compensation in Restricted Stock Units has the advantage of both increasing the executive officers’ equity ownership in the Company (which is aligned with the Company’s emphasis on equity ownership by associates) and furnishing a retention incentive (i.e., the executive officer must remain employed by the Company in order to be assured of vesting in the stock).

Payouts for 2011 Performance

The five-year average of the compound growth in book value per share from January 1, 2007 through December 31, 2011, taking into account adjustments for stock repurchases and other equity account transactions, was 9%; the three-year average from January 1, 2009 through December 31, 2011 was 17%. Under the terms of the awards, this resulted in no payout in 2012 for 2011 performance under the Executive Bonus Plan for Messrs. Kirshner, Steven A. Markel, Gayner and Whitt, and 125% of year-end base salary for Mr. Crowley. Ms. Waleski received incentive compensation equal to 25% of base salary based on full achievement of her personal performance goals, adjusted by a 50% corporate modifier due to the Company’s failure to achieve an underwriting profit for 2011. Under the Omnibus Incentive Plan, Mr. Crowley received Restricted Stock Units equal in value to 125% of his base salary. No other named executive officer received Restricted Stock Units based on 2011 performance.

Retention Awards

In addition to the annual awards under the Omnibus Incentive Plan, in May 2010, the Compensation Committee of the Company’s Board of Directors approved grants of Restricted Stock Units to a number of key executives, including Messrs. Crowley, Gayner and Whitt (who received 2,780 Restricted Stock Units each) to assist the Company in retaining their services. 20% of the units vested after one year, and the balance will vest after five years, assuming continued employment with the Company in each case, with pro rata vesting in case of death, disability or retirement. Shares were issued in respect of the initial 20% of the units after vesting. The remaining shares will be issued only following termination of employment, except that issuance may occur earlier if designated share price targets are attained. Violation of non-competition agreements contained in the award agreement may result in cancellation of the award, even after vesting.

In May 2011, Ms. Waleski received a grant of 1,250 restricted stock units, 50% of which vest in May 2015 and the remainder of which vest in May 2016, assuming continued employment.

Stock Ownership Guidelines

The Company places a strong emphasis on equity ownership by executive officers and other members of senior management. The Board of Directors has adopted stock ownership guidelines that require executive officers to acquire and maintain ownership of Common Stock with a value at least equal to five times base salary and other members of senior management to acquire and maintain ownership of Common Stock with a value at least equal to two or three times base salary, depending on position. Restricted stock units subject to vesting requirements are counted as owned shares for purposes of the guidelines. Newly hired or newly promoted executives are expected to reach these minimum levels of ownership within five years. Shares as to which the economic risks of ownership are hedged are not considered “owned” for this purpose. All persons who were executive officers in 2011 meet or exceed these guidelines, except for Ms. Waleski, who became an executive officer in 2010.

Perquisites

The Company provides limited perquisites to its executive officers. In 2011, each of the named executive officers received less than $10,000 in perquisites and personal benefits.

Employment Agreements

The Company has entered into employment agreements with each of its executive officers. The material terms of these agreements and the severance benefits payable under various scenarios are described under the heading “Potential Payments Upon Termination or Change in Control.”

Each of the employment agreements provides assurances to the Company with regard to the availability of the executive’s services, provides protection for the Company’s confidential information and trade secrets, and restricts the ability of the executive officers to compete with the Company during their employment and after its termination. In return, the executive officers are provided assurances with regard to salary, other compensation and benefits, as well as severance benefits if their employment is terminated by the Company other than for

“cause.” For this purpose, “cause” includes neglect of duties; willful misconduct; conduct that may result in material injury to the reputation of the Company; active disloyalty; inability to maintain or obtain required regulatory approvals; or breach of obligations relating to confidential information, trade secrets or restrictions on competing with the Company.

In addition, Messrs. Crowley, Gayner and Whitt and Ms. Waleski are provided additional assurances following a Change in Control. In such a situation, they would receive enhanced severance benefits, but only if their employment were terminated without cause or if they chose to terminate their employment for “Good Reason.” See “Potential Payments Upon Termination or Change in Control” for a description of the benefits payable and for definitions of these terms. This additional “double trigger” protection has been provided to Messrs. Crowley, Gayner and Whitt and Ms. Waleski because they are considered more vulnerable in a Change in Control context due to their positions with the Company, their relative levels of equity ownership and the stage of their careers. The employment agreements for Mr. Kirshner and Steven A. Markel do not include additional Change in Control protections because they are not perceived to be necessary in their cases.

None of the employment agreements with the Company’s executive officers include provisions for tax gross-ups, in respect of the “parachute payment” tax imposed by Section 280G of the Code or otherwise.

Tax and Accounting Treatment

Section 162(m) of the Code imposes a $1,000,000 limit on the amount of U. S. compensation that will be deductible for U. S. tax purposes by the Company with respect to each of the Chief Executive Officer and the three other most highly compensated executive officers (other than the Chief Financial Officer). Performance-based compensation (such as annual Restricted Stock Unit awards and cash incentive payments under the Executive Bonus Plan described above) that meets certain requirements will not be subject to the deduction limit. The Compensation Committee retains discretion to make bonus payments outside of the Executive Bonus Plan or to award grants under the Omnibus Incentive Plan that will count against the $1,000,000 limit. The Committee did so in the case of the retention awards made in May 2010 and May 2011 (although it is not currently expected that either will result in significant amounts of non-deductible compensation), and may elect to do so in other circumstances. The Compensation Committee will continue to monitor the impact of the Section 162(m) limit and will attempt to minimize the loss of tax deductions in future years as long as doing so is consistent with its objectives for management compensation.

Compensation expense with respect to Restricted Stock Units under the Omnibus Incentive Plan is fixed for accounting purposes based on the fair value of the award at the grant date, i.e., the date on which the Compensation Committee determines the number of Restricted Stock Units to be awarded. The compensation expense is recognized over the period ending when the awards vest.

Say on Pay Votes

At the 2011 Annual Meeting of Shareholders, more than 97 percent of the votes cast approved the Company’s executive compensation program. The Compensation Committee considered this strong level of support in continuing the current executive compensation program without any material changes.

A majority of the votes cast at the 2011 Annual Meeting of Shareholders favored holding a non-binding shareholder advisory vote on the compensation of executives as required by Section 14A(a)(2) of the Securities Exchange Act of 1934 once every three years, and the Board of Directors has determined that the Company will hold such votes at that interval.

EXECUTIVE COMPENSATION

The following table provides compensation information for the Company’s principal executive officer, principal financial officer and other executive officers for services in their capacities as such during 2011 and preceding years.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total Compensation ($)
Alan I. Kirshner	2011	$650,000	-0-	-0-	-0-	-0-	$22,050	$672,050
Chairman and Chief Executive Officer	2010	$650,000	-0-	-0-	$520,000	$6,398	$42,301	$1,218,699
	2009	$650,000	-0-	-0-	$325,000	$7,981	$38,728	$1,021,709

Steven A. Markel	2011	$600,000	-0-	-0-	-0-	$19,741	$22,050	$641,791
Vice Chairman	2010	$600,000	-0-	-0-	$480,000	$24,854	$63,720	$1,168,574
	2009	$600,000	-0-	-0-	$300,000	$27,503	$59,182	$986,685

F. Michael Crowley	2011	$550,000	-0-	$687,500	$687,459	-0-	$34,339	$1,959,298
President and Co-Chief Operating Officer	2010	$543,750	-0-	$1,687,291	$687,500	-0-	$44,685	$2,963,226
	2009	$493,846	-0-	$500,000	$267,500	-0-	$3,700	$1,265,046

Thomas S. Gayner	2011	$550,000	-0-	-0-	-0-	-0-	$23,461	$573,461
President and Chief Investment Officer	2010	$539,583	-0-	$1,439,869	$440,000	-0-	$27,414	$2,446,866
	2009	$525,000	-0-	-0-	$262,500	-0-	$27,731	$815,231

Richard R. Whitt, III	2011	$550,000	-0-	-0-	-0-	-0-	$22,590	$572,590
President and Co-Chief Operating Officer	2010	$518,750	-0-	$1,439,869	$440,000	-0-	$25,420	$2,424,039
	2009	$475,000	$100,000	-0-	$237,500	-0-	$43,158	$855,658

Anne G. Waleski Chief Financial Officer	2011	$310,000	-0-	$507,600	$81,250	-0-	$24,813	$923,663
	2010	$253,333	-0-	$115,902	$261,000	-0-	$24,709	$654,944

In accordance with applicable rules of the Securities and Exchange Commission, the Summary Compensation Table omits information regarding group life, health, hospitalization and medical reimbursement plans that do not discriminate in scope, terms or operation in favor of executive officers or directors and that are available generally to all salaried employees.

Amounts shown under “Stock Awards” fall into one of four categories:

•

Restricted Stock Units awarded based on the achievement of performance goals. The amounts represent the fair value of the awards determined at the time of grant and recognized by the Company for financial reporting purposes under FASB ASC Topic 718, Compensation-Stock Compensation.

•

Ms. Waleski received a grant of 1,250 Restricted Stock Units in May 2011, 50% of which will vest in May 2015 and the remainder of which will vest in May 2016, subject to continued employment. The amounts represent the fair value of the awards determined at the time of grant and recognized by the Company for financial reporting purposes under FASB ASC Topic 718.

•

Messrs. Crowley, Gayner and Whitt each received a retention award in May 2010 to assist the Company in retaining their services. The awards consisted of 2,780 Restricted Stock Units, with a grant date fair value of $999,688 under FASB ASC Topic 718. 20% of the units vest after one year, and the balance after five years, assuming continued employment with the Company in each case, with pro rata vesting in case of death, disability or retirement. Shares were issued in respect of the initial 20% of the units after vesting. The remaining shares will be issued only following termination of employment, except that issuance may occur earlier if designated share price targets are attained. Violation of non-competition agreements contained in the award agreement may result in cancellation of the award, even after vesting.

•	Mr. Crowley joined the Company in 2009 and received a stock award in conjunction with the commencement of his employment.

Non-Equity Incentive Plan Compensation consists of amounts paid under the Company’s Executive Bonus Plan. See “Grants of Plan-Based Awards—Non-Equity Incentive Plan Awards” for a discussion of these payments and to compare amounts actually paid out as reflected in the Summary Compensation Table with potential payouts at various performance levels. Mr. Whitt received a special bonus of $100,000 in 2009 in recognition of his efforts in connection with the Company’s Atlas and One Markel projects.

Nonqualified Deferred Compensation Earnings for Mr. Kirshner and Steven A. Markel represent the difference between 8%, the rate at which amounts of deferred compensation previously set aside accrue interest, and 5.72%, which is 120% of the applicable federal long-term rate at the time the obligation was incurred. The balance owed to Mr. Kirshner under his deferred compensation arrangement was fully paid in 2010.

All Other Compensation for 2011 includes the following:

•	The Company’s contributions under the Company’s Retirement Savings (401(k)) Plan in the amount of $22,050 for each person named in the Summary Compensation Table.

•

For Mr. Gayner, $161, representing the difference between the interest rate charged to them on loans under the Company’s Stock Purchase Plan Loan Program and 120% of the applicable federal long-term rate at the time the loan was made; in addition, Mr. Gayner received $1,250 in loan forgiveness and reductions with respect to his loans under the terms of the Program.

•	Mr. Crowley received bonus shares under the Stock Purchase Plan having a value of $12,289.

Each of the named executive officers received less than $10,000 in perquisites and personal benefits in 2011.

GRANTS OF PLAN-BASED AWARDS

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards*				Estimated Possible Payouts Under Equity Incentive Plan Awards**			All Other Stock Awards: Number of Units (#)	Grant Date Fair Value of Stock Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Alan I. Kirshner	3/28/2011	$325,000	$650,000	$1,625,000
Steven A. Markel	3/28/2011	$300,000	$600,000	$1,500,000
F. Michael Crowley	3/28/2011 2/21/2012	$275,000	$550,000	$687,500	$275,000	$550,000	$687,500	1,684	$687,459
Thomas S. Gayner	3/28/2011	$275,000	$550,000	$1,375,000	$275,000	$550,000	$1,100,000
Richard R. Whitt, III	3/28/2011	$275,000	$550,000	$1,375,000	$275,000	$550,000	$1,100,000
Anne G. Waleski	3/28/2011 5/9/2011	$162,500	$325,000	$812,500	$81,250	$162,500	$325,000	1,250	$507,600

*	Payments in excess of 200% of base salary are at the discretion of the Compensation Committee. The Executive Bonus Plan caps awards at 250% of base salary, which is the amount shown under the “Maximum” column, except for Mr. Crowley whose award was capped at a lower level. The Compensation Committee reserves the right to approve supplementary bonuses above these levels in the case of compound growth in book value per share exceeding 20% or in other special circumstances.
**	When targets are set for performance-based awards, potential awards are expressed as a percentage of salary (with the reference amount being base salary at year end). The number of units awarded is determined by dividing the dollar amount by the fair market value of Common Stock on the date that the Compensation Committee certifies that the performance goals have been met. Awards in excess of 200% of base salary may be made at the discretion of the Compensation Committee.

This table shows all grants of awards under the Company’s incentive plans made during 2011. The “Grant Date Fair Value of Stock Awards” column shows the fair value of awards actually made in or for 2011 for financial reporting purposes. The remaining columns represent compensation that was potentially payable for 2011.

Amounts shown in the “Non-Equity Incentive Plan Awards” and “Equity Incentive Plan Awards” columns for all executive officers reflect potential payouts for 2011 to each executive officer at threshold, target and maximum performance levels. To compare these potential payouts with amounts actually paid, see the discussion below under “Non-Equity Incentive Plan Awards” and “Stock Awards.”

The award shown for Mr. Crowley dated 2/21/2012 under “All Other Stock Awards” is the actual payout made in 2012 for 2011 performance.

The award shown for Ms. Waleski dated 5/9/2011 consists of Restricted Stock Units, 50% of which will vest in May 2015 and the remainder of which will vest in May 2016, subject to continued employment.

Non-Equity Incentive Plan Awards

For 2011, all named executive officers were eligible to receive awards under the Company’s Executive Bonus Plan, expressed as a percentage of year-end base salary. In the case of all named executive officers except Mr. Crowley, awards were based on the five-year average of the compound growth in book value per share of Common Stock as reflected in the schedule below. The five-year average of the compound growth in book value for the period ending December 31, 2011 was 9%, yielding no bonus payout. Mr. Crowley was eligible for an award based on growth in book value for 2009 through 2011, with the maximum amount payable being equal to 125% of salary and otherwise consistent with the schedule below. The three-year average of the compound growth in book value for the period ending December 31, 2011 was 17%, yielding a bonus for Mr. Crowley of 125% of base salary. In addition, in the case of Ms. Waleski, 50% of her potential incentive compensation was based on the five-year growth in book value goal, and 50% was based on performance of personal goals associated with the transition to her role as Chief Financial Officer and associated organizational changes in the Company’s financial and accounting organization.

Average Compound Growth In Book Value Per Share	Bonus as % of Base Salary under the Plan

Under 11%	0%
11%	50%
12%	60%
13%	70%
14%	80%
15%	90%
16%	100%
17%	125%
18%	150%
19%	175%
20%	200%
21% and above	*

*	Amounts in excess of 200% of base salary may be paid at this performance level in the discretion of the Compensation Committee.

Stock Awards

The Compensation Committee also approved performance-based Restricted Stock Unit awards for Messrs. Crowley, Gayner and Whitt and Ms. Waleski under the Omnibus Incentive Plan. Each unit represents the right to receive one share of Common Stock. The schedule below shows potential Restricted Stock Unit grants under the awards for Messrs. Crowley, Gayner and Whitt, expressed as a percentage of year-end base salary. Potential awards to Messrs. Gayner and Whitt were based on growth in book value per share of Common Stock averaged for the period from January 1, 2007 to December 31, 2011; Mr. Crowley was eligible for an award based on growth in book value for 2009 through 2011, with the maximum amount payable being equal to 125% of salary and otherwise consistent with the schedule below. For Ms. Waleski, the target payout at five-year growth in book value of 16% would be equal to 50% of year-end base salary, with corresponding adjustments elsewhere in the schedule. The Restricted Stock Units are generally subject to a five-year cliff vesting schedule. See “Outstanding Equity Awards at Fiscal Year-End” for additional information on vesting. The five-year average compound growth in book value was 9%, and the three-year average compound growth in book value was 17%.

Average Compound Growth In Book Value Per Share	Restricted Stock Units as % of Base Salary under the Plan

Under 11%	0%
11%	50%
12%	60%
13%	70%
14%	80%
15%	90%
16%	100%
17%	125%
18%	150%
19%	175%
20%	200%
21% and above	*

*	Additional Units, in excess of 200% of base salary, may be awarded at these performance levels in the discretion of the Compensation Committee.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
F. Michael Crowley	3,897	$1,615,969
Thomas S. Gayner	4,900	$2,031,883
Richard R. Whitt, III	4,659	$1,931,948
Anne G. Waleski	1,532	$635,274

The stock awards reflected in the table are Restricted Stock Units under the Company’s Omnibus Incentive Plan. For each of Messrs. Crowley, Gayner and Whitt, 2,224 units relate to retention awards made in May 2010. 20% of the units vested after one year, and the balance after five years, assuming continued employment with the Company in each case, with pro rata vesting in case of death, disability or retirement. Shares were issued in respect of the initial 20% of the units after vesting. The remaining shares will be issued only following termination of employment, except that issuance may occur earlier if designated share price targets are attained. Violation of non-competition agreements contained in the award agreement may result in cancellation of the award, even after vesting.

The remaining stock awards for Messrs. Crowley, Gayner and Whitt are Restricted Stock Units awarded for performance in 2007 and 2010. The Units awarded for performance in 2007 will vest in December 2012 (1,605 units for Mr. Gayner and 1,364 units for Mr. Whitt). The Units awarded for performance in 2010 will vest in December 2015 (1,673 units for Mr. Crowley, 1,071 units for Mr. Gayner and 1,071 units for Mr. Whitt). These Restricted Stock Units provide for “cliff” vesting (i.e., all at once, not ratably) five years after the end of the year for which the award is made. Early vesting, in whole or in part, may occur upon death, disability, retirement, following a change in control and job loss or if the Compensation Committee determines the executive had an approved termination of employment. Even upon early vesting, the shares will generally not be issued until the end of the applicable period. The awards and shares received under them may be subject to forfeiture and/or partial recapture if (i) the executive is terminated for cause; (ii) the executive becomes associated with a business that competes with the Company; or (iii) the Committee determines the executive has engaged in conduct detrimental to the interests of the Company.

Ms. Waleski was granted 1,250 Restricted Stock Units in May 2011, 50% of which will vest in May 2015 and the remainder of which will vest in May 2016, subject to continued employment. Ms. Waleski also received 282 Restricted Stock Units for 2010 performance that will vest in December 2015.

Holders of Restricted Stock Units are not entitled to receive any dividends before vesting and issuance of the shares underlying the units.

Values are based on the closing price of shares of Common Stock on December 30, 2011 ($414.67 per share).

OPTION EXERCISES AND STOCK VESTED

No named executive officers have any outstanding stock options. Restricted Stock Units vested for Messrs. Crowley, Gayner and Whitt during the last fiscal year as indicated in the table below. No other named executive officers had Restricted Stock Units vest during the last fiscal year.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
F. Michael Crowley	1,143	*	$463,863
Thomas S. Gayner	-0-	**	-0-	**
Richard R. Whitt, III	1,760	*	$704,763

*	Reflects shares receivable before payment of applicable withholding taxes. After withholding, Mr. Crowley received 773 shares, and Mr. Whitt received 1,192 shares.
**	Restricted Stock Units vested for Mr. Gayner in May 2011 and December 2011. He has deferred receipt of the shares issuable in respect of the units. Had receipt not been deferred, he would have received 2,003 shares having a fair market value on the dates of vesting of $801,545, subject to payment of applicable withholding taxes.

NONQUALIFIED DEFERRED COMPENSATION

Name	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance at December 31, 2011 ($)
Steven A. Markel	$69,628	$303,369	$523,670

The employment agreement between Steven A. Markel and the Company previously provided for Company contributions to deferred compensation accounts. In response to the adoption of Section 409A of the Code, which among other matters imposes excise taxes on certain types of deferred compensation, the agreement was amended as of January 1, 2005 to eliminate ongoing deferrals while “grandfathering” deferrals made before December 31, 2004. Amounts of deferred compensation previously set aside continue to accrue interest at the rate of 8% per annum compounded annually. The deferred compensation benefit is payable at a time elected by the executive or, failing an election, upon the executive’s death or termination of employment. Payments may be limited to the extent necessary to prevent the payments from becoming non-deductible to the Company under Section 162(m) of the Code. In 2009, Mr. Markel elected to begin receiving distributions of the deferred compensation. In 2011, Mr. Markel received the payments set forth under “Aggregate Withdrawals/Distributions in Last Fiscal Year.” The amounts in the “Aggregate Balance” column that represent Company contributions were reported as compensation in the Summary Compensation Table in previous years.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The Company has entered into employment agreements with Mr. Kirshner and Steven A. Markel which provide for the employment of those individuals as executive officers. Each agreement has an initial term of one year and is automatically renewed for additional terms of one year unless either party gives 90 days notice of non-renewal. If the Company chooses not to renew, the Company will be deemed to have terminated the executive’s employment without cause.

Each executive has agreed to preserve the confidentiality of the Company’s proprietary data and has also agreed not to compete with the Company for a period of 24 months following termination. Upon an executive’s death or disability, the Company will continue to pay base salary for twelve months. If the agreement is terminated by the Company for cause or voluntarily by the executive, the Company’s obligations under the agreement will terminate. If the agreement is terminated by the Company without cause, the Company will pay the executive his base salary and provide continuing benefits for 24 months from the date of termination (beginning six months after termination if certain provisions of Section 409A of the Code apply). In addition, subject to compliance with the covenants in his employment agreement regarding confidentiality and non-competition, at the end of the 24-month period, the executive will be entitled to receive a lump sum payment equal to twice the amount of bonus, if any, paid to him for the calendar year preceding the year in which termination occurs. The agreements also provide for annual salary reviews, bonuses by the Board of Directors, five weeks of annual vacation and participation in health, 401(k) and other benefit plans available to all U.S. employees.

The Company has entered into similar agreements with Messrs. Crowley, Gayner and Whitt and Ms. Waleski, with differences principally in the duration of the non-competition provision (which extends for twelve months) and in termination compensation.

These agreements provide for the payment of salary and benefits for twelve months if the executive’s employment is terminated without cause or, following a Change in Control, the executive voluntarily terminates employment for Good Reason. Following a Change in Control, in the case of either termination without cause or voluntary termination for Good Reason but subject to compliance with the covenants in the employment agreement regarding confidentiality and non-competition, the executive will also be entitled to receive a lump sum payment at the end of the 12-month period equal to the amount of bonus, if any, paid to the executive for the calendar year preceding the year in which termination occurs.

For these purposes “Good Reason” means a material decrease in the executive’s base salary; a material reduction in duties or responsibilities; a material breach of the agreement by the Company; or a change by more than 50 miles in the location from which the executive is expected to perform the executive’s duties.

“Change in Control” means generally the liquidation or dissolution of the Company; the acquisition of 20% or more of the Company’s outstanding shares; a business combination involving the Company; or a change in a majority of the incumbent Board of Directors of the Company, in each case unless the owners of 50% or more of the Company’s outstanding voting securities before the transaction remain the owners of 50% or more of the outstanding voting securities of the Company or other resulting entity following a transaction.

The estimated payments and benefits that would be provided upon termination under the various scenarios set forth above are quantified in the following table, assuming termination of employment took place on December 31, 2011. If the executive breached the covenants in the executive’s employment agreement regarding competition or confidential information, the Company would not be obligated to continue making payments.

Name	Death or Disability	Termination for Cause or Voluntary Termination by Executive	Termination without Cause		Termination for Good Reason After Change in Control*
Alan I. Kirshner Payments Benefits	$650,000 -0-	-0- -0-	$ $	2,340,000 15,894		N/A

Steven A. Markel Payments Benefits	$600,000 -0-	-0- -0-	$ $	2,160,000 15,894		N/A

F. Michael Crowley Payments Benefits	$550,000 -0-	-0- -0-	$ $	550,000 7,947	$ $	1,237,500 7,947

Thomas S. Gayner Payments Benefits	$550,000 -0-	-0- -0-	$ $	550,000 7,947	$ $	990,000 7,947

Richard R. Whitt, III Payments Benefits	$550,000 -0-	-0- -0-	$ $	550,000 7,947	$ $	990,000 7,947

Anne G. Waleski Payments Benefits	$325,000 -0-	-0- -0-	$ $	325,000 7,947	$ $	586,000 7,947

*	If Messrs. Crowley, Gayner and Whitt or Ms. Waleski were terminated without cause following a Change in Control, they would receive payments as described in this column.

Messrs. Crowley, Gayner and Whitt and Ms. Waleski have received Restricted Stock Unit awards under the Company’s Omnibus Incentive Plan that have not yet vested. If, within twelve months following a Change in Control, their employment were terminated involuntarily or they voluntarily terminated employment for Good Reason, all outstanding terms and conditions on the Restricted Stock Units would be deemed fully satisfied and vested. See “Outstanding Equity Awards at Fiscal Year- End” for a summary of outstanding Restricted Stock Units and their value at December 31, 2011.

In addition, under the circumstances described above, all outstanding Performance Grants under the Omnibus Incentive Plan would be deemed fully earned. At December 31, 2011, that would have resulted in the issuance of shares of Common Stock worth $1,100,000 each to Messrs. Gayner and Whitt; $687,500 to Mr. Crowley; and $325,000 to Ms. Waleski.

Equity Compensation Plan Information

The following table presents information as of December 31, 2011 with respect to compensation plans under which shares of the Company’s Common Stock are authorized for issuance.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (including Restricted Stock Units)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans[a]
Equity Compensation Plans Approved by Shareholders	55,990	[b]	$0	114,890	[c]
Equity Compensation Plans Not Approved by Shareholders	44,861	[d]	$232.44	0

Total	100,851		$232.44	114,890

[a]

This column excludes shares to be issued in respect of outstanding Restricted Stock Units under the Omnibus Incentive Plan or outstanding stock options under the Aspen Holdings, Inc. stock option plans (see notes b and d).

[b]

The Company has no outstanding options, warrants or rights under the Omnibus Incentive Plan. Amounts reported represent shares to be issued in respect of outstanding or vested Restricted Stock Units under the Omnibus Incentive Plan, including 7,104 shares which have vested but with respect to which receipt has been deferred. Since Restricted Stock Units do not have an exercise price, they are not taken into account in the computation of the weighted average exercise price.

[c]	Includes 62,187 shares of Common Stock eligible for issuance under the Omnibus Incentive Plan and 52,703 shares available for issuance or purchase on the open market under the Stock Purchase Plan.
[d]

In connection with the acquisition of Aspen Holdings, Inc., outstanding options to purchase Aspen common stock were converted into options to purchase shares of the Company’s Common Stock. No additional options may be issued under the Aspen plans.

OTHER MATTERS

The Board of Directors knows of no other matters which will be brought before the meeting. However, if any other matters are properly presented, or if any question arises as to whether any matter has been properly presented and is a proper subject for shareholder action, the persons named as proxies in the accompanying proxy intend to vote the shares represented by such proxy in accordance with their best judgment.

SHAREHOLDER PROPOSALS

Any shareholder desiring to make a proposal to be acted upon at the 2013 Annual Meeting of Shareholders must present the proposal to the Company at its principal executive offices in Glen Allen, Virginia, no later than November 16, 2012 in order for the proposal to be included in the Company’s proxy materials. Any such proposal should meet the applicable requirements of the Exchange Act and the rules and regulations thereunder.

Any shareholder wishing to bring a matter (other than the nomination of a director or a matter to be included in the Company’s proxy materials) before the 2013 Annual Meeting of Shareholders must give notice in writing to the Secretary of the Company, by registered or certified United States mail, delivered by February 13, 2013. The notice must set forth as to each matter to be brought before the meeting (i) a brief description of the business to be brought before the meeting, including the complete text of any resolutions to be presented for a vote; (ii) the name and address of record of the shareholder making the proposal; (iii) the number of shares of

Common Stock beneficially owned by the shareholder; and (iv) any material interest of the shareholder in the business to be brought before the meeting. Any matter brought before the meeting of shareholders other than in compliance with these procedures may be ruled out of order by the chairman of the meeting.

Any shareholder wishing to nominate a director at the Annual Meeting must give notice in writing of the proposed nomination to the Secretary of the Company, by registered or certified United States mail, delivered not less than 60 days in advance of the meeting (except that, if public disclosure of the meeting is made less than 70 days before the meeting, the notice must be delivered within ten days following such public disclosure). The notice must set forth (i) the name and address of record of the shareholder making the nomination and the name and address of the nominee(s); (ii) the number of shares of Common Stock beneficially owned by the shareholder; (iii) a description of all arrangements or understandings between or among the shareholder and each nominee and any other person or persons (naming such person or persons) in accordance with which the nomination is being made by the shareholder; (iv) information regarding each nominee equivalent to that required to be included in a proxy statement filed under the rules of the Securities and Exchange Commission if the nominee had been nominated by the Board of Directors; and (v) a consent of the nominee to serve as a director, if elected. Any nomination brought before the meeting other than in compliance with these procedures may be ruled out of order by the chairman of the meeting.

By Order of the Board of Directors

D. Michael Jones

Secretary

March 16, 2012

APPENDIX A

MARKEL CORPORATION

2012 EQUITY INCENTIVE COMPENSATION PLAN

1. Purpose. The purpose of this Markel Corporation 2012 Equity Incentive Compensation Plan (the “Plan”) is to further the long term stability and financial success of Markel and its Subsidiaries by rewarding selected meritorious employees and providing equity-based compensation for non-employee directors. The Board of Directors believes that such awards will, among other objectives, provide incentives for those individuals to remain with Markel, will encourage continued work of superior quality and will further the identification of those individuals’ interests with those of Markel’s shareholders.

The Plan is intended to replace the Markel Corporation Omnibus Incentive Plan (the “Prior Plan”). As of the Effective Date of the Plan, no further awards shall be granted under the Prior Plan, but any existing awards under the Prior Plan shall continue in effect in accordance with their terms and the provisions of the Prior Plan.

2. Definitions. As used in the Plan, the following terms have the meanings indicated:

(a) “Applicable Withholding Taxes” means the aggregate minimum amount of federal, state, local and foreign income, payroll and other taxes that an Employer is required to withhold in connection with any Incentive Award.

(b) “Beneficiary” means the person or entity designated by the Participant, in a form approved by Markel, to exercise the Participant’s rights with respect to an Incentive Award or receive payment under an Incentive Award after the Participant’s death.

(c) “Board” means the Board of Directors of Markel Corporation or of any successor entity that assumes Markel’s obligations under the Plan.

(d) “Cause” shall have the meaning set forth in any employment agreement between a Participant and Markel or any Subsidiary, or, if no such agreement exists or if such term is not defined therein, means: (i) an act or acts of personal dishonesty of a Participant intended to result in substantial personal enrichment of the Participant at the expense of the Company or any of its Subsidiaries; (ii) a substantial violation of the management responsibilities by the Participant which is demonstrably willful and deliberate on the Participant’s part and which is not remedied in a reasonable period of time after receipt of written notice from the Employer; or (iii) the conviction of the Participant of, or plea of nolo contendere by the Participant to, a felony.

(e) “Change in Control” means the occurrence of any of the following events:

(i) Stock Acquisition. The acquisition by any individual, entity or group (a “Person”), within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 20 percent or more of either (A) the then outstanding shares of common stock of Markel (the “Outstanding Company Common Stock”), or (B) the combined voting power of the then outstanding voting securities of Markel entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a change in control: (A) any acquisition directly from Markel; (B) any acquisition by Markel; or (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Markel or any corporation controlled by Markel; or

(ii) Board Composition. Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director after the date hereof whose election or nomination for election by Markel’s shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individuals whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Business Combination. The consummation of a merger, consolidation, or similar transaction involving Markel, or sale or other disposition of all or substantially all of the assets of Markel, or acquisition by Markel or a Subsidiary of assets or stock of another entity (each, a “Business Combination”), in each case unless, following such Business Combination, (i) the persons who beneficially owned the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately before such Business Combination beneficially own, directly or indirectly, more than sixty percent of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (or of its ultimate parent entity) in substantially the same proportions as their ownership immediately before such Business Combination, (ii) no Person (excluding any person described in clause (i), subclauses (A) though (C) above) has acquired, directly or indirectly, as a result of such Business Combination, beneficial ownership of twenty percent or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity (or of its ultimate parent entity), and (iii) a Change in Control is not triggered under clause (ii) above with respect to the entity resulting from such Business Combination (or its ultimate parent entity); or

(iv) Liquidation or Dissolution. A complete liquidation or dissolution of Markel.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means the Compensation Committee of the Board, or its successor, provided that, if any member of the Compensation Committee does not qualify as both an outside director for purposes of Code Section 162(m) and a non-employee director for purposes of Rule 16b-3, the remaining members of the Compensation Committee (but not less than two members) shall be constituted as a subcommittee of the Compensation Committee to act as the Committee for purposes of the Plan.

(h) “Company Stock” means common stock, no par value, of Markel. If there is a change in the capital structure of Markel affecting the common stock (as provided in Section 15), the shares resulting from such a change in the common stock shall be deemed to be Company Stock within the meaning of the Plan.

(i) “Covered Employee” means a Participant who the Committee determines is or may become a covered employee within the meaning of Code Section 162(m) during the performance period of a Performance Grant or other type of Incentive Award.

(j) “Date of Grant” means the date on which the Committee grants an Incentive Award or a future date determined by the Committee.

(k) “Disability” or “Disabled” means a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in his death or can be expected to last for a continuous period of not less than twelve months or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in his death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of his Employer.

(l) “Divisive Transaction” means a transaction in which the Participant’s Employer ceases to be a Subsidiary, a sale of substantially all of the assets of a Subsidiary, or a sale or other disposition of assets or of a line of business that is designated as a Divisive Transaction by the Committee.

(m) “Early Retirement” means a Participant’s termination of employment after age 55 and before age 65 with the Committee’s consent and without then engaging in employment in any business that is competitive with that of the Participant’s most recent Employer after the termination of employment except for services rendered to Markel or a Subsidiary.

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(n) “Employer” means Markel and each Subsidiary that employs one or more Participants.

(o) “Fair Market Value” means, as of any date, the closing price of the Company Stock on the New York Stock Exchange or another exchange designated by the Committee on such date, or, if there is no trading on such date, the closing price of the Company Stock on the last prior trading day.

(p) “Good Reason” shall have the same meaning set forth in any applicable employment agreement between a Participant and Markel or any Subsidiary, or, if no such agreement exists or if such term is not defined therein, means, unless and to the extent otherwise consented to by the Participant, the termination of the Participant’s employment with Markel or any Subsidiary (or any successor thereto resulting from a Change in Control) (the “Company”) which is initiated by the Participant and that occurs within 180 days after any of the following events, provided the Participant has given the Company written notice of the event within 90 days after its initial occurrence, and the Company has not remedied the event within 30 days after receipt of written notice thereof given by the Participant:

(i) a material decrease in the Participant’s aggregate annual base salary and incentive bonus opportunity in effect as of the date of the Change in Control or a material reduction in the amount of additional benefits or perquisites provided to the Participant as of the date of the Change in Control;

(ii) the assignment of duties and responsibilities to the Participant that materially reduce the level and types of duties and responsibilities of the Participant as of the date of the Change in Control; or

(iii) the Company changes by 50 miles or more the principal location in which the Participant is required to perform services from the location at which the Participant was employed as of the date of the Change in Control.

(q) “Incentive Award” means, collectively, a Performance Grant or the award of Restricted Stock, a Restricted Stock Unit, or an Other Stock Award under the Plan.

(r) “Markel” means Markel Corporation or any successor entity that assumes Markel’s obligations under the Plan.

(s) “Other Stock Award” means an award denominated in Company Stock or units of Company Stock, other than Restricted Stock or Restricted Stock Units, which is awarded under Section 8.

(t) “Outside Directors” means members of the Board who are not employees of Markel or a Subsidiary.

(u) “Participant” means any employee or Outside Director of Markel or a Subsidiary who receives an Incentive Award under the Plan.

(v) “Performance Criteria” means any of the following areas of performance of Markel, or any Subsidiary, or any business unit or division thereof, on a consolidated or individual basis, or relative to any peer(s) or benchmark(s) selected by the Committee:

underwriting loss ratio; underwriting combined ratio; expense ratio; book value; investment return; return on invested capital (ROIC); free cash flow; value added (ROIC less cost of capital multiplied by capital); total shareholder return; economic value added (net operating profit after tax less cost of capital); operating ratio; cost reduction (or limits on cost increases); debt to capitalization; debt to equity; earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share (including or excluding nonrecurring items); earnings per share before extraordinary items; income from operations (including or excluding nonrecurring items); income from operations compared to capital spending; net income (including or excluding nonrecurring items, extraordinary items and/or the accumulative effect of accounting changes); net sales; price per share of Company Stock; return on assets; return on capital employed; return on equity; return on investment; return on sales; and sales volume.

Any Performance Criteria may be used to measure the performance of Markel as a whole or any Subsidiary, business unit or division of Markel. As determined by the Committee, Performance Criteria shall be derived from

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the financial statements of Markel, its Subsidiaries or affiliated entities prepared in accordance with generally accepted accounting principles applied on a consistent basis, or, for Performance Criteria that cannot be so derived, under a methodology established by the Committee before the issuance of a Performance Grant that is consistently applied.

(w) “Performance Goal” means, for a Covered Employee, an objectively determinable performance goal that relates to one or more Performance Criteria and that is established by the Committee with respect to a given Performance Grant or other type of Incentive Award. For a Participant who is not a Covered Employee, a Performance Goal means any goal or measurement established by the Committee, including subjective performance factors, and which may be based on criteria or measures other than the Performance Criteria.

(x) “Performance Grant” means a cash-denominated award subject to the attainment of Performance Goals which is made under Section 7.

(y) “Restricted Stock” means Company Stock awarded under Section 5.

(z) “Restricted Stock Unit” means a right granted to a Participant to receive the Fair Market Value of a share of Company Stock in Company Stock or cash and awarded under Section 6.

(aa) “Retirement” means a Participant’s termination of employment after age 65.

(bb) “Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 enacted after the effective date of the Plan’s adoption.

(cc) “Subsidiary” means any corporation or other entity in which Markel directly or indirectly owns stock or ownership interests representing more than 50 percent of the combined voting interests of such entity.

3. Stock.

(a) Subject to Section 14 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 150,000 shares of Company Stock, which shall be authorized, but unissued shares, plus any shares of Company Stock with respect to Incentive Awards which are forfeited, expire or are cancelled or settled in cash without the delivery of shares or which result in the forfeiture of shares back to Markel. Shares allocable to Incentive Awards granted under the Plan that expire, are forfeited, otherwise terminate unexercised, are settled in cash, or shares exchanged by a Participant or retained by the Company in payment of Applicable Withholding Taxes may again be subjected to an Incentive Award under the Plan. Shares repurchased by the Company on the open market shall not again be available for future Incentive Awards under the Plan. Shares issued under the Plan through the settlement, assumption, or substitution of outstanding awards previously granted by an acquired or predecessor entity (or parent or subsidiary thereof) or obligations to grant future awards made or incurred by such acquired or predecessor entity (or parent or subsidiary thereof) in connection with the acquisition of such entity by Markel or any Subsidiary or similar business transaction shall not reduce the maximum number of shares available for delivery under the Plan.

(b) No more than 50,000 shares may be allocated to the Incentive Awards, including the maximum amounts payable under a Performance Grant, that are granted to any individual Participant during any 36-month period. The maximum cash payment that can be made for all Incentive Awards granted to any one individual shall be $2,000,000 times the number of twelve-month periods in any performance cycle for any single or combined performance goals. Any amount that is deferred by a Participant shall be subject to the limit on the maximum cash payment in the year in which the deferral is made and not in any later year in which payment is made.

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4. Eligibility.

(a) Employees. All present and future employees of Markel or a Subsidiary at the time of grant shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and complete discretion, as provided in Section 16, to select eligible employees to receive Incentive Awards and to determine for each employee the nature of the award and the terms and conditions of each Incentive Award. The grant of an Incentive Award shall not obligate an Employer to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant or to make further grants to the employee at any time thereafter.

(b) Outside Directors. Incentive Awards of Restricted Stock, Restricted Stock Units and Other Stock Awards consisting of “director stock” or “director units” (or other similar types of awards) may be made to Outside Directors. The Outside Directors of the Board shall have the power and complete discretion to select Outside Directors to receive Incentive Awards and to determine the terms and conditions, the nature of the award and the number of shares to be allocated as part of each Incentive Award for each Outside Director. The grant of an Incentive Award shall not obligate Markel to make further grants to the Outside Director at any time thereafter or to retain any person as a director for any period of time.

(c) Compliance with Foreign Laws. When granting Incentive Awards to employees of a non-U.S. Subsidiary, the Committee shall have complete discretion and authority to grant such Incentive Awards in compliance with all present and future laws of the country or countries that may apply to the grant of the Incentive Award or the issuance of Company Stock under the Incentive Award. Such authorization shall extend to and includes establishing one or more separate sub-plans which include provisions not inconsistent with the Plan that comply with statutory or regulation requirements imposed by the foreign country or countries.

5. Restricted Stock.

(a) The Committee may make grants of Restricted Stock to employees, and the Outside Directors of the Board may make grants of Restricted Stock to Outside Directors, and in each case shall establish as to each award of Restricted Stock the terms and conditions to which the Restricted Stock is subject, including the period of time before which all restrictions shall lapse, and the Participant shall have full ownership of the Company Stock. Restricted Stock may be awarded without cash consideration.

(b) Restricted Stock awards for employees that vest based solely on a Participant’s continued service and the passage of time shall be subject to a minimum vesting period of twelve consecutive months, and Restricted Stock awards for employees that vest based on the attainment of Performance Goals shall be subject to a minimum performance period of twelve consecutive months, provided in each case the Committee may provide for accelerated vesting upon the death, Disability, Retirement or Early Retirement of a Participant or the occurrence of a Change in Control.

(c) Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions have lapsed or been removed. For certificated shares, certificates representing Restricted Stock shall be held by Markel until the restrictions lapse and the Participant shall provide Markel with appropriate stock powers endorsed in blank.

(d) Restricted Stock awards for Covered Employees may be granted so as to qualify for the performance-based exception under Code Section 162(m), in which case the award shall be granted and administered in accordance with the applicable provisions of Section 7 relating to Covered Employees.

6. Restricted Stock Units.

(a) The Committee may make grants of Restricted Stock Units to employees, and the Outside Directors of the Board may make grants of Restricted Stock Units to Outside Directors, and in each case shall establish as to each award of Restricted Stock Units the terms and conditions (including vesting conditions) to which the Restricted Stock Units are subject. A Restricted Stock Unit shall entitle the Participant to receive from Markel

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a share of Company Stock or a cash amount equal to the Fair Market Value of the Company Stock on the date or event provided for in the applicable award agreement, subject to the vesting and other terms and conditions of the award.

(b) Restricted Stock Unit awards for employees that vest based solely on a Participant’s continued service and the passage of time shall be subject to a minimum vesting period of twelve consecutive months, and Restricted Stock Unit awards for employees that vest based on the attainment of Performance Goals shall be subject to a minimum performance period of twelve consecutive months, provided in each case the Committee may provide for accelerated vesting upon the death, Disability, Retirement or Early Retirement of a Participant or the occurrence of a Change in Control.

(c) Restricted Stock Unit awards for Covered Employees may be granted so as to qualify for the performance-based exception under Code Section 162(m), in which case the award shall be granted and administered in accordance with the applicable provisions of Section 7 relating to Covered Employees.

7. Performance Grants.

(a) The Committee may make Performance Grants to any employee. Outside Directors shall not be eligible for Performance Grants. A Performance Grant is an award that is denominated in cash (rather than Company Stock or units of Company Stock), and which entitles a Participant to receive a payment based on the attainment of Performance Goals. Each Performance Grant shall contain the Performance Goals for the award, including the Performance Criteria (for Covered Employees) or other performance measures, the target and maximum amounts payable and such other terms and conditions of the Performance Grant. As to each Covered Employee, each Performance Grant shall be granted and administered to comply with the requirements of Code Section 162(m). The terms of a Performance Grant may be set forth in an annual or long-term bonus or incentive plan of Markel or a Subsidiary.

(b) The Committee shall establish the Performance Goals for Performance Grants. The Committee shall determine the extent to which any Performance Criteria (for Covered Employees) or other performance measures shall be used and weighted in determining Performance Grants. The Performance Goals for any Performance Grant for a Covered Employee shall be made not later than 90 days after the start of the period for which the Performance Grant relates and shall be made before the completion of 25 percent of such period, at a time when achievement of the goal is substantially uncertain. The Committee may adjust Performance Goals as it deems necessary or appropriate during or after a performance period to reflect unusual or nonrecurring gains and losses, accounting charges or other extraordinary and unforeseen events; provided, however, the Committee may increase, but not decrease, any Performance Goal after the deadlines set forth in the preceding sentence for any Covered Employee.

(c) Unless otherwise provided in the Performance Grant, the employee must remain continuously employed with Markel or a Subsidiary through the last day of the applicable performance period in order to be eligible to receive payment under the award; provided, however, the Committee may provide for accelerated vesting or payment of a Performance Grant upon such events as the Committee deems appropriate, including without limitation a Participant’s death, Disability, Retirement or Early Retirement or the occurrence of a Change in Control; provided further, however, the Committee shall not provide for accelerated vesting or payment upon a Covered Employee’s Retirement, Early Retirement or other termination of employment (other than due to death or Disability) unless the Performance Grant will be based on actual performance through the date of Retirement or Early Retirement or through the end of the otherwise applicable performance period.

(d) Performance Grants may be payable in cash, shares of Company Stock or both. The Committee shall establish for each Performance Grant the amount of Company Stock or cash payable at specified levels of performance, based on the Performance Goal for each Performance Criterion (for Covered Employees) or other performance measures. The Committee shall make all determinations regarding the achievement of any Performance Goals. For Covered Employees, the Committee may not increase the amount of cash or Company Stock that would otherwise be payable upon achievement of the Performance Goal or Goals. The

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Committee may reduce the amount of or eliminate the any payments otherwise due to any employee under a Performance Grant in its discretion, except as otherwise provided in the Performance Grant.

(e) The actual payments to a Participant under a Performance Grant will be calculated by applying the achievement of the Performance Criteria (for Covered Employees) or other performance measures to the Performance Goal. The Committee shall make all calculations of actual payments and shall certify in writing the extent, if any, to which the Performance Goals have been met for a Covered Employee.

8. Other Stock Awards. The Committee (with respect to employees) and the Outside Directors of the Board (with respect to Outside Directors) may make Other Stock Awards, granted or denominated in Company Stock or units of Company Stock, and in each case shall establish the number of shares or units of Company Stock to be awarded or to which the award is subject and the other terms and conditions applicable to each such award. Other Stock Awards may include (without limitation) the following:

(a) “Performance shares” or “performance units” (or other similar types of awards), which are rights granted to employees to receive shares or units of Company Stock upon the attainment of Performance Goals and the satisfaction of any other terms and conditions of the award, and which shares or units may be subject to additional service-based vesting after the end of the performance period. The performance period with respect to any such award shall be at least twelve consecutive months, provided the Committee may provide for accelerated vesting upon a Participant’s death, Disability, Retirement or Early Retirement or the occurrence of a Change in Control. The Committee will make all determinations regarding the satisfaction of any Performance Goals for such an award. Any such awards for Covered Employees may be granted so as to qualify for the performance-based exception under Code Section 162(m), in which case the award shall be granted and administered in accordance with the applicable provisions of Section 7 relating to Covered Employees.

(b) “Director stock” or “director units” (or other similar types of awards), which are shares or units of Company Stock granted to Outside Directors only, which are vested immediately on grant, but which may not be transferred by the Participant (or, in the case of units, paid to the Participant) until the Participant’s separation from service from the Board (except as necessary to satisfy the Outside Director’s tax liability in connection with the grant).

(c) Notwithstanding the foregoing, “Other Stock Awards” shall not include stock options or stock appreciation rights, which are not authorized for issuance under the Plan.

9. Dividend Equivalents. The Committee (with respect to employees), or the Outside Directors of the Board (with respect to Outside Directors), may provide that any Incentive Awards under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents shall be credited to a Participant’s account, either in cash without interest or as reinvestment in additional shares or share equivalents. Any crediting of dividends or dividend equivalents shall be subject to the same restrictions and conditions as the underlying award. Except as provided by the foregoing, no Participant or Beneficiary shall have any rights as a shareholder of Markel with respect to an Incentive Award, including without limitation any rights to vote shares of Company Stock or to receive dividends or other distributions with respect thereto, unless and until he becomes the holder of record of shares of Company Stock under such award.

10. Tax Withholding. Whenever payment under an Incentive Award is made in cash, the Employer will withhold an amount sufficient to satisfy any Applicable Withholding Taxes. Each Participant who is an employee shall agree as a condition of receiving an Incentive Award payable in the form of Company Stock, to pay to the Employer, or make arrangements satisfactory to the Employer regarding the payment to the Employer of, Applicable Withholding Taxes. To satisfy Applicable Withholding Taxes and under procedures established by the Committee or its delegate, a Participant may elect to (i) make a cash payment or authorize additional withholding from cash compensation, or (ii) have Markel retain that number of shares of Company Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

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11. Transferability of Incentive Awards. Incentive Awards shall not be transferable by a Participant, except in accordance with the Participant’s will or the laws of descent and distribution or as otherwise expressly provided in the Incentive Award. If a Participant dies, any outstanding Incentive Awards that are otherwise payable to the Participant shall be paid to the Participant’s Beneficiary or, if no Beneficiary is designated, to the personal representative of the Participant’s estate or to the person to whom rights under the Incentive Award shall have passed by will or the laws of descent and distribution.

12. Deferral Elections. The Committee (with respect to employees) and the Outside Directors of the Board (with respect to Outside Directors) may permit Participants to elect to defer the issuance of Company Stock or the settlement of awards in cash under the Plan under such rules, procedures, or programs as it may establish, in accordance with Section 409A of the Code and any other applicable laws, rules or regulations.

13. Effective Date of the Plan. The effective date of the Plan is April 1, 2012. The Plan shall be submitted to the shareholders of Markel for approval. Until (i) the Plan has been approved by Markel’s shareholders, and (ii) the requirements of any applicable federal or state securities laws have been met, no Incentive Award shall be awarded that is not contingent on these events.

14. Termination, Amendment. If not sooner terminated by the Board, this Plan shall terminate at the close of business on March 31, 2022. No Incentive Awards shall be made under the Plan after its termination. The Board may amend or terminate the Plan as it shall deem advisable; provided that no change shall be made that increases the total number of shares of Company Stock reserved for issuance under Incentive Awards granted under the Plan (except under Section 15), expands the types of awards under the Plan, materially expands the eligible participants or any other amendment requiring approval of Markel’s shareholders under New York Stock Exchange listing standards, Code Section 162(m) or other applicable law, unless such change is authorized by the shareholders of Markel. A termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Incentive Award previously granted to him.

15. Change in Capital Structure; Other Corporate Transactions.

(a) If there is a stock dividend, stock split or combination of shares, share exchange, recapitalization or merger in which Markel is the surviving corporation, spin-off or split-off of a Subsidiary, extraordinary dividend, or other unusual or extraordinary change in or with respect to Markel capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of Markel), the number and kind of shares of stock or securities of Markel to be subject to the Plan and to Incentive Awards then outstanding or to be granted, the maximum number of shares or securities which may be delivered under the Plan under Sections 3(a) or 3(b), the Performance Goals and other terms of Incentive Awards and any other relevant provisions of the Plan or any Incentive Award, shall be equitably and proportionately adjusted by the Committee (with respect to employees) or the Outside Directors of the Board (with respect to Outside Directors), whose determination shall be binding on all persons. Performance Goals shall be adjusted in such a way as to preserve, to the extent possible (but not increase), the incentive level intended under the Incentive Award. All changes under this section shall, if possible, be made in a manner that preserves the intended tax consequences of the Incentive Award under Code Sections 409A, 162(m) and any other applicable section of the Code.

(b) If a Change in Control occurs under Section 2(e)(iii) or (iv) or if Markel is otherwise a party to a consolidation or a merger in which Markel is not the surviving entity, a transaction that results in the acquisition of substantially all of Markel’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of Markel’s assets, or if a Divisive Transaction occurs with respect to a Participant’s Employer, and if the surviving entity does not agree before the occurrence of any such transaction to continue and assume the outstanding Incentive Awards under the Plan, or if the Incentive Awards would not continue for any other reason after the occurrence of such transaction, then, upon the occurrence of such transaction (or sufficiently in advance of the occurrence of such transaction if necessary or appropriate to allow the Participants to realize the intended benefits of such awards), the Committee (with

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respect to employees) or the Outside Directors of the Board (with respect to Outside Directors) may take such actions with respect to outstanding Incentive Awards as it deems appropriate, including without limitation providing for the immediate vesting of any such award, the removal of any restrictions with respect to any such award, or the payment or settlement of any such award in cash; provided, however, that if any such award vests or is payable subject to the attainment of Performance Goals and if the applicable performance period has not ended as of the date of such transaction, the level of attainment with respect to such goals shall be based on the actual performance achieved through the date of such transaction.

(c) Notwithstanding subsection (b) above to the contrary, individual Incentive Awards may contain provisions with respect to vesting or payment upon the occurrence of a Change in Control or Divisive Transaction, and the terms of the Incentive Award shall govern to the extent of any inconsistency with the terms of subsection (b). Unless otherwise provided in an Incentive Award, if, within twelve months after a Change in Control, a Participant is involuntarily terminated without Cause or terminates employment for Good Reason, or upon the occurrence of a Change in Control described in Section 2(e)(iv), (i) all restrictions on Restricted Stock shall lapse, (ii) all Restricted Stock Units shall be deemed fully vested, and (iii) all Performance Grants and Other Stock Awards shall be deemed to be fully earned and vested, and each shall be immediately issued or paid as the case may be.

(d) Notwithstanding anything in the Plan to the contrary, the Committee (with respect to employees) or the Outside Directors of the Board (with respect to Outside Directors) may take any action under this Section 15 without the consent of any Participant, and its determination shall be conclusive and binding on all persons for all purposes.

16. Administration of the Plan.

(a) The Committee shall administer the Plan with respect to Incentive Awards to employees and the Outside Directors of the Board shall administer the Plan with respect to Incentive Awards to Outside Directors. The Committee or the Outside Directors of the Board, as applicable (the “Administrator”), shall have general authority to impose any term, limitation or condition upon an Incentive Award that the Administrator deems appropriate to achieve the objectives of the Incentive Award. The Administrator may adopt rules and regulations for carrying out the Plan with respect to Participants. The interpretation and construction of any provision of the Plan by the Administrator shall be final and conclusive as to any Participant.

(b) The Administrator shall have the power to amend the terms of previously granted Incentive Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Incentive Award.

(c) The Administrator shall have the power and complete discretion to delegate to any individual, or to any group of individuals employed by Markel or any Subsidiary, the authority to administer the Plan, including the authority to grant Incentive Awards under the Plan, consistent with applicable laws, rules and regulations (including state corporations law and the listing standards of the New York Stock Exchange) and subject to any terms and limitations of any such delegation of authority (such as limitations on the ability to grant Incentive Awards to executive officers or directors for purposes of Rule 16b-3 or to Covered Employees for purposes of Code Section 162(m)), as the Administrator deems appropriate.

17. Recovery of Incentive Awards. If a Participant who is an employee or former employee of Markel or a Subsidiary (1) violates any restrictive covenant to which the Participant is bound by Markel or a Subsidiary in an employment agreement or otherwise, or if the Participant is not bound by such an agreement or if any such agreement does not contain such restrictive covenants: becomes associated with, recruits or solicits customers or other employees of an Employer on behalf of, or is employed by, renders services to, or owns any interest (other than any nonsubstantial interest, as determined by the Committee) in, any business that is in competition with Markel or its Subsidiaries during his or her employment with Markel or during the twelve-month period immediately following

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his or her termination of employment with Markel, (2) has his or her employment terminated by his Employer for Cause, or (3) engages in, or has engaged in, conduct which the Committee determines to be materially detrimental to the interests of Markel or its Subsidiaries (other than in the performance of his or her duties in good faith), the Committee may, in its sole discretion, (A) cancel all outstanding Incentive Awards of the Participant, regardless of whether then vested, (B) require the Participant to repay any payment received under a Incentive Award within the previous two years, and/or (C) offset any other amounts owed to the Participant by any payment received under an Incentive Award within the previous two years. Any Incentive Award may be amended as necessary to comply with any requirement of law or any exchange listing requirement related to clawback or other recovery of Incentive Awards. This section shall survive termination of the Plan.

18. Severability. If any provision of the Plan, any Incentive Award, or any other document setting forth the terms of an award shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of the Plan, such award or such other document shall continue in effect.

19. Legal Compliance. The Plan and all Incentive Awards granted under the Plan are intended to comply with the applicable requirements of Code Section 409A, except to the extent such awards qualify for an exemption therefrom, and shall be interpreted for all purposes in accordance with such intent. The Plan is intended to be unfunded for federal income tax purposes. Incentive Awards (other than awards of Restricted Stock or Other Stock Awards that are subject to Code Section 83 upon grant) shall be payable solely from the general assets of Markel and the rights of a Participant or beneficiary thereof to receive such awards (or any dividend equivalent with respect thereto) shall be solely those of an unsecured general creditor of Markel. The Plan and the granting, vesting and payment of Incentive Awards under the Plan are subject to compliance with all applicable federal and state laws, rules and regulations, including without limitation applicable securities laws, and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for Markel, be necessary or advisable in connection therewith. Any shares of Company Stock issued under the Plan shall be subject to such restrictions as Markel may deem necessary or desirable to assure compliance with all applicable legal requirements.

20. Interpretation and Venue. The terms of this Plan shall be governed by the laws of the Commonwealth of Virginia without regard to its conflict of laws rules. The United States District Court for the Eastern District of Virginia or the Circuit Court for the County of Henrico shall have exclusive jurisdiction over any disputes arising out of or related to this Plan or Incentive Awards. As used in this Plan, words of one gender shall include the other gender as the context requires.

10

☐	¢

MARKEL CORPORATION

Proxy Solicited on Behalf of the Board of Directors for

Annual Meeting of Shareholders to be Held May 14, 2012

The undersigned, having received the Annual Report to Shareholders and the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement dated March 16, 2012, hereby appoints Alan I. Kirshner, Anthony F. Markel and Steven A. Markel (each with power to act alone) as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as directed below, all the shares of Common Stock of Markel Corporation held of record by the undersigned on March 8, 2012, at the Annual Meeting of Shareholders to be held on May 14, 2012, and any adjournment thereof.

(Please date and sign on the reserve side.)

¢	14475 ¢

ANNUAL MEETING OF SHAREHOLDERS OF

MARKEL CORPORATION

May 14, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Annual Meeting, Proxy Statement and Annual Report to Shareholders

are available at http://www.markelcorp.com/proxymaterials

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

ê   Please detach along perforated line and mail in the envelope provided.  ê

¢ 00033333333333030000 3	051412

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

This proxy when properly executed will be voted as directed. WHERE NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

1. Election of Directors:	FOR	AGAINST	ABSTAIN

J. Alfred Broaddus, Jr.	☐	☐	☐

Douglas C. Eby	☐	☐	☐

Stewart M. Kasen	☐	☐	☐

Alan I. Kirshner	☐	☐	☐

Lemuel E. Lewis	☐	☐	☐

Darrell D. Martin	☐	☐	☐

Anthony F. Markel	☐	☐	☐

Steven A. Markel	☐	☐	☐

Jay M. Weinberg	☐	☐	☐

Debora J. Wilson	☐	☐	☐

2. To ratify the selection of KPMG LLP by the Audit Committee of the Board of Directors as the Company’s independent registered public accounting firm for the year ending December 31, 2012.	☐	☐	☐
3. To approve the Company’s 2012 Equity Incentive Compensation Plan.	☐	☐	☐

4. In their discretion, on such other matters as may properly come before the meeting, or, if any nominee listed in Proposal 1 above is unable to serve for any reason, to vote or refrain from voting for a substitute nominee or nominees.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on May 14, 2012

MARKEL CORPORATION

BROKER LOGO HERE
Return Address Line 1 Return Address Line 2 Return Address Line 3 51 MERCEDES WAY EDGEWOOD NY 11717
Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

Meeting Information
Meeting Type: Annual Meeting
For holders as of: March 08, 2012
Date: May 14, 2012 Time: 4:30 PM EST
Location: Richmond Center Stage
600 East Grace Street Richmond, Virginia 23219

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Broadridge Internal Use Only
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0000126272_1 R1.0.0.11699

—  Before You Vote  —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Annual Report          2. Notice & Proxy Statement

How to View Online:

Have the information that is printed in the box marked by the arrow   (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:             www.proxyvote.com

2) BY TELEPHONE:        1-800-579-1639

3) BY E-MAIL*:                sendmaterial@proxyvote.com

*   If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow   (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 30, 2012 to facilitate timely delivery.

— How To Vote — Please Choose One of the Following Voting Methods

Vote In Person: If you choose to vote these shares in person at the meeting, you must request a “legal proxy.” To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow   available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

Internal Use Only

0000126272_2 R1.0.0.11699

Voting items
The Board of Directors recommends you vote FOR the following proposal(s):
1.	Election of Directors
Nominees
1	J. Alfred Broaddus, Jr.
2	Douglas C. Eby
3	Stewart M. Kasen
4	Alan I. Kirshner
5	Lemuel E. Lewis
6	Darrell D. Martin
7	Anthony F. Markel
8	Steven A. Markel
9	Jay M. Weinberg
10	Debora J. Wilson
The Board of Directors recommends you vote FOR the following proposal(s):
2	To ratify the selection of KPMG LLP by the Audit Committee of the Board of Directors as the Company’s independent registered public accounting firm for the year ending December 31, 2012.

Broadridge Internal Use Only
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3	To approve the Company’s 2012 Equity Incentive Compensation Plan.	# of # Sequence #

0000126272_3 R1.0.0.11699

Voting items Continued
Reserved for Broadridge Internal Control Information

NOTE:

In their discretion, on such other matters as may properly come before the meeting, or, if any nominee listed in Proposal 1 above is unable to serve for any reason, to vote or refrain from voting for a substitute nominee or nominees.

Voting Instructions

THIS SPACE RESERVED FOR LANGUAGE PERTAINING TO BANKS AND BROKERS AS REQUIRED BY THE NEW YORK STOCK EXCHANGE

Broadridge Internal Use Only

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THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE	Envelope #
Sequence #
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0000126272_4 R1.0.0.11699